                                                                   EXHIBIT 10.48

                                                                  EXECUTION COPY


================================================================================

                                 $890,000,000


                               CREDIT AGREEMENT


                                     among


                         PARAGON HEALTH NETWORK, INC.,
                                 as Borrower,


                              The Several Lenders
                       from Time to Time Parties Hereto,


                           THE CHASE MANHATTAN BANK,
                           as Administrative Agent,

                                      and

                              NATIONSBANK, N.A.,
                            as Documentation Agent



                         Dated as of November 4, 1997

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                         Page
                                                                                         ----
SECTION 1.  DEFINITIONS.................................................................   1
     1.1   Defined Terms................................................................   1
           -------------
     1.2   Other Definitional Provisions................................................  22
           -----------------------------

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.............................................  23
     2.1   Term Loan Commitments........................................................  23
           ---------------------
     2.2   Procedure for Term Loan Borrowing............................................  24
           ---------------------------------
     2.3   Repayment of Term Loans......................................................  24
           -----------------------
     2.4   Revolving Credit Commitments.................................................  25
           ----------------------------
     2.5   Procedure for Revolving Credit Borrowing.....................................  25
           ----------------------------------------
     2.6   Swing Line Commitment........................................................  26
           ---------------------
     2.7   Procedure for Swing Line Borrowing; Refunding of Swing Line Loans............  26
           -----------------------------------------------------------------
     2.8   Commitment Fees, etc.........................................................  27
           --------------------
     2.9   Termination or Reduction of Revolving Credit Commitments.....................  28
           --------------------------------------------------------
     2.10  Optional Prepayments.........................................................  28
           --------------------
     2.11  Mandatory Prepayments........................................................  28
           ---------------------
     2.12  Conversion and Continuation Options..........................................  29
           -----------------------------------
     2.13  Minimum Amounts and Maximum Number of Eurodollar Tranches....................  30
           ---------------------------------------------------------
     2.14  Interest Rates and Payment Dates.............................................  30
           --------------------------------
     2.15  Computation of Interest and Fees.............................................  30
           --------------------------------
     2.16  Inability to Determine Interest Rate.........................................  31
           ------------------------------------
     2.17  Pro Rata Treatment and Payments..............................................  31
           -------------------------------
     2.18  Requirements of Law..........................................................  33
           -------------------
     2.19  Taxes........................................................................  34
           -----
     2.20  Indemnity....................................................................  35
           ---------
     2.21  Change of Lending Office.....................................................  36
           ------------------------
     2.22  Replacement of Lenders under Certain Circumstances...........................  36
           --------------------------------------------------

SECTION 3.  LETTERS OF CREDIT...........................................................  36
     3.1   L/C Commitment...............................................................  36
           --------------
     3.2   Procedure for Issuance of Letter of Credit...................................  37
           ------------------------------------------
     3.3   Commissions, Fees and Other Charges..........................................  37
           -----------------------------------
     3.4   L/C Participations...........................................................  37
           ------------------
     3.5   Reimbursement Obligation of the Borrower.....................................  38
           ----------------------------------------
     3.6   Obligations Absolute.........................................................  39
           --------------------
     3.7   Letter of Credit Payments....................................................  39
           -------------------------
     3.8   Applications.................................................................  39
           ------------

SECTION 4.  REPRESENTATIONS AND WARRANTIES..............................................  39
     4.1   Financial Condition..........................................................  39
           -------------------
     4.2   No Change....................................................................  40
           ---------
     4.3   Corporate Existence; Compliance with Law.....................................  41
           ----------------------------------------
     4.4   Corporate Power; Authorization; Enforceable Obligations......................  41
           -------------------------------------------------------
     4.5   No Legal Bar.................................................................  41
           -----------

                                                                                         Page
                                                                                         ----
     4.6   No Material Litigation.......................................................  41
           ----------------------
     4.7   No Default...................................................................  42
           ----------
     4.8   Ownership of Property; Liens.................................................  42
           ----------------------------
     4.9   Intellectual Property........................................................  42
           ---------------------
     4.10  Taxes........................................................................  42
           -----
     4.11  Federal Regulations..........................................................  42
           -------------------
     4.12  Labor Matters................................................................  42
           -------------
     4.13  ERISA........................................................................  42
           -----
     4.14  Investment Company Act; Other Regulations....................................  43
           -----------------------------------------
     4.15  Subsidiaries.................................................................  43
           ------------
     4.16  Use of Proceeds..............................................................  43
           ---------------
     4.17  Environmental Matters........................................................  43
           ---------------------
     4.18  Accuracy of Information, etc.................................................  44
           ----------------------------
     4.19  Security Documents...........................................................  45
           ------------------
     4.20  Solvency.....................................................................  45
           --------
     4.21  Senior Indebtedness..........................................................  45
           -------------------
     4.22  Health Care Permits..........................................................  45
           -------------------

SECTION 5.  CONDITIONS PRECEDENT........................................................  46
     5.1   Conditions to Initial Extension of Credit....................................  46
           -----------------------------------------
     5.2   Conditions to Each Extension of Credit.......................................  48
           --------------------------------------

SECTION 6.  AFFIRMATIVE COVENANTS.......................................................  49
     6.1   Financial Statements.........................................................  49
           --------------------
     6.2   Certificates; Other Information..............................................  49
           -------------------------------
     6.3   Payment of Obligations.......................................................  50
           ----------------------
     6.4   Conduct of Business and Maintenance of Existence, etc........................  50
           -----------------------------------------------------
     6.5   Maintenance of Property; Insurance...........................................  51
           ----------------------------------
     6.6   Health Care Permits and Approvals............................................  51
           ---------------------------------
     6.7   Inspection of Property; Books and Records; Discussions.......................  51
           ------------------------------------------------------
     6.8   Notices......................................................................  51
           -------
     6.9   Environmental Laws...........................................................  52
           ------------------
     6.10  Additional Collateral, etc...................................................  53
           --------------------------
     6.11  Permitted Acquisitions.......................................................  54
           ----------------------

SECTION 7.  NEGATIVE COVENANTS..........................................................   55
     7.1   Financial Condition Covenants................................................   55
           -----------------------------
     7.2   Limitation on Indebtedness...................................................   56
           --------------------------
     7.3   Limitation on Liens..........................................................   57
           --------------------
     7.4   Limitation on Fundamental Changes............................................   58
           ----------------------------------
     7.5   Limitation on Sale of Assets.................................................   59
           ----------------------------
     7.6   Limitation on Dividends......................................................   60
           -----------------------
     7.7   Limitation on Capital Expenditures...........................................   60
           ----------------------------------
     7.8   Limitation on Investments, Loans and Advances................................   61
           ---------------------------------------------
     7.9   Limitation on Optional Payments and Modifications of Debt Instruments, etc...   62
           --------------------------------------------------------------------------
     7.10  Limitation on Transactions with Affiliates...................................   62
           ------------------------------------------
     7.11  Limitation on Sales and Leasebacks...........................................   62
           ----------------------------------
     7.12  Health Care Permits and Approvals............................................   62
           ---------------------------------

                                                                                         Page
                                                                                         ----
     7.13   Limitation on Changes in Fiscal Periods.....................................  63
            ---------------------------------------
     7.14   Limitation on Negative Pledge Clauses.......................................  63
            -------------------------------------
     7.15   Limitation on Restrictions on Subsidiary Distributions......................  63
            ------------------------------------------------------
     7.16   Limitation on Lines of Business.............................................  63
            -------------------------------
     7.17   Limitation on Amendments to Recapitalization Documents, etc.................  63
            -----------------------------------------------------------

SECTION 8.  EVENTS OF DEFAULT...........................................................  63

SECTION 9.  THE ADMINISTRATIVE AGENT....................................................  67
     9.1    Appointment.................................................................  67
            -----------
     9.2    Delegation of Duties........................................................  67
            --------------------
     9.3    Exculpatory Provisions......................................................  67
            ----------------------
     9.4    Reliance by Administrative Agent............................................  67
            --------------------------------
     9.5    Notice of Default...........................................................  68
            -----------------
     9.6    Non-Reliance on Administrative Agent and Other Lenders......................  68
            ------------------------------------------------------
     9.7    Indemnification.............................................................  68
            ---------------
     9.8    Administrative Agent in Its Individual Capacity.............................  69
            -----------------------------------------------
     9.9    Successor Administrative Agent..............................................  69
            ------------------------------
     9.10   Authorization to Release Liens..............................................  69
            ------------------------------

SECTION 10.  MISCELLANEOUS..............................................................  70
     10.1   Amendments and Waivers......................................................  70
            ----------------------
     10.2   Notices.....................................................................  70
            -------
     10.3   No Waiver; Cumulative Remedies..............................................  71
            ------------------------------
     10.4   Survival of Representations and Warranties..................................  71
            ------------------------------------------
     10.5   Payment of Expenses and Taxes...............................................  71
            -----------------------------
     10.6   Successors and Assigns; Participations and Assignments......................  72
            -----------------------------------------------------
     10.7   Adjustments; Set-off........................................................  75
            --------------------
     10.8   Counterparts................................................................  75
            ------------
     10.9   Severability................................................................  75
            -----------
     10.10  Integration.................................................................  75
            -----------
     10.11  GOVERNING LAW...............................................................  75
            -------------
     10.12  Submission To Jurisdiction; Waivers.........................................  76
            -----------------------------------
     10.13  Acknowledgements............................................................  76
            ----------------
     10.14  WAIVERS OF JURY TRIAL.......................................................  76
            ---------------------
     10.15  Confidentiality.............................................................  76
            ---------------

SCHEDULES:

1.1A        Commitments
1.1B        Mortgaged Property
3.1         Existing Letters of Credit
4.1         Material Dispositions
4.4         Consents and Authorizations
4.6         Litigation
4.9         Intellectual Property Matters
4.15(a)     Subsidiaries
4.15(b)     Excluded Domestic Subsidiaries
4.17        Environmental Matters
4.19(a)     UCC Filing Jurisdictions
4.19(b)     Mortgage Filing Jurisdictions
4.22        Health Care Matters
7.2(d)      Existing Indebtedness
7.3(f)      Existing Liens
7.4(e)      HRPT Permitted Dispositions
7.14        Existing Negative Pledges
7.15        Existing Subsidiary Restrictions


EXHIBITS:

A           Form of Guarantee and Collateral Agreement
B           Form of Compliance Certificate
C           Form of Closing Certificate
D           Form of Mortgage
E           Form of Assignment and Acceptance
F           Form of Legal Opinion of Powell, Goldstein, Frazer & Murphy LLP
G-1         Form of Term Note
G-2         Form of Revolving Credit Note
G-3         Form of Swing Line Note
G-4         Form of Alternative Term Note
G-5         Form of Alternative Revolving Credit Note
H           Form of Prepayment Option Notice

          CREDIT AGREEMENT, dated as of November 4, 1997, among PARAGON HEALTH NETWORK, INC., a Delaware corporation (the "Borrower"), the several banks and
                                            --------
other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), NATIONSBANK, N.A., as documentation agent (in such
                -------
capacity, the "Documentation Agent"), and THE CHASE MANHATTAN BANK, as
               -------------------
Administrative Agent.

          The parties hereto hereby agree as follows:

                            SECTION 1.  DEFINITIONS

          1.1  Defined Terms. As used in this Agreement, the terms listed in
               -------------
this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

          "ABR": for any day, a rate per annum (rounded upwards, if necessary,
           ---
to the next 1/16th of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly
         ----------
announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); "Base CD Rate" shall mean
                                                      ------------
the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month
                                                                   -----------
Secondary CD Rate" shall mean, for any day, the secondary market rate for three-
-----------------
month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds
                                                            -------------
Effective Rate" shall mean, for any day, the weighted average of the rates on
--------------
overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

     "ABR Loans":  Loans the rate of interest applicable to which is based upon
      ---------
the ABR.

     "Acquisition":  any acquisition, whether in a single transaction or series
      -----------
of related transactions, by the Borrower or any one or more of its Subsidiaries of (a) all or a substantial part of the assets, or of a business, unit or division, of any Person, whether through purchase of assets or securities, by merger or otherwise; (b) any Person that becomes a Subsidiary after giving effect to such acquisition; or (c) control (as defined in clause (b) of the definition of "Affiliate") of a partnership, joint venture or other Person.

     "Adjustment Date":  as defined in the Pricing Grid.
      ---------------

     "Administrative Agent":  The Chase Manhattan Bank, together with its
      --------------------
affiliates, as the arranger of the Commitments and as the administrative agent, or collateral agent, as the case may be, for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

     "Affiliate":  as to any Person, any other Person which, directly or
      ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agreement":  this Credit Agreement, as amended, supplemented or otherwise
      ---------
modified from time to time.

     "Alternative Note":  as defined in Section 10.6(f)(ii).
      ----------------

     "Alternative Noteholder":  as defined in Section 10.6(f)(ii).
      ----------------------

     "Apollo Merger Sub":  Apollo LCA Acquisition Corp., a Delaware corporation.
      -----------------

     "Applicable Margin":  for each Type of Loan, the rate per annum set forth
      -----------------
under the relevant column heading below:

                                           Eurodollar
                               ABR Loans      Loans
                               ----------  -----------
     Revolving Credit Loans
      and Swing Line Loans          1.25%        2.25%
     Tranche A Term Loans           1.25%        2.25%
     Tranche B Term Loans           1.50%        2.50%
     Tranche C Term Loans           1.75%        2.75%

; provided, that on and after the first Adjustment Date occurring after March
  --------
31, 1998, the Applicable Margin with respect to Revolving Credit Loans, Swing Line Loans and Tranche A Term Loans will be determined pursuant to the Pricing Grid and provided further, that the Applicable Margin with respect to the
         ----------------
Tranche B Term Loans and the Tranche C Term Loans shall be reduced by 0.25% during any period when the Consolidated Leverage Ratio reported on the most recent Adjustment Date is equal to or less than 4.50 to 1.00 as at the end of the relevant Reference Period (provided that such reduction will not apply during any period when a Default has occurred and is continuing under Section
6.1 or an Event of Default shall have occurred and be continuing).

          "Application":  an application, in such form as the Issuing Lender may
           -----------
specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

          "Asset Sale":  any Disposition of Property or series of related
           ----------
Dispositions of Property (including the issuance of Capital Stock of any Subsidiary but excluding any Disposition of Property permitted by clause (a),
(b), (c) or (d) of Section 7.5).

          "Asset Swap":  as defined in Section 7.5(e).
           ----------

          "Assignee":  as defined in Section 10.6(c).
           --------

          "Assignor":  as defined in Section 10.6(c).
           --------

          "Assumed Debt":  Indebtedness assumed in connection with an
           ------------
Acquisition made pursuant to Section 7.8(h), provided, that (a) such
                                             --------
Indebtedness is outstanding at the time of such Acquisition and was not Incurred in contemplation thereof, (b) the terms of such Indebtedness do not include a cross-default, cross-acceleration or similar provision in respect of any other Indebtedness of the Borrower or its Subsidiaries (other than any such provision that relates solely to other related Assumed Debt held by the same lender or group of lenders), (c) the terms of such Indebtedness do not permit an acceleration of such Indebtedness, or require a modification, redemption or prepayment of such Indebtedness, upon the occurrence of a change of control of the Borrower or the Subsidiary Incurring such Indebtedness and (d) recourse for repayment of such Indebtedness is limited to specified Property acquired pursuant to such Acquisition.

          "Attributable Debt":  in respect of a Sale/Leaseback Transaction, as
           -----------------
at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the Borrower or the relevant Subsidiary, as lessee, for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Available Revolving Credit Commitment":  as to any Revolving Credit
           -------------------------------------
Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) such Lender's Revolving Extensions of
                            ----
Credit; provided, that in calculating any Lender's Revolving Extensions of
        --------
Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

          "Board":  the Board of Governors of the Federal Reserve System of the
           -----
United States (or any successor).

          "Borrowing Date":  any Business Day specified by the Borrower as a
           --------------
date on which the Borrower requests the relevant Lenders to make Loans hereunder.

          "Business":  as defined in Section 4.17(b).
           --------

          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
which commercial banks in New York City are authorized or required by law to close.

          "Capital Expenditures":  for any period, with respect to any Person,
           --------------------
the aggregate of all expenditures (other than those arising from Acquisitions made pursuant to Section 7.8) by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Expenditures (Discretionary)":  with respect to any Person,
           ------------------------------------
any Capital Expenditures which do not constitute Capital Expenditures (Maintenance) of such Person.

          "Capital Expenditures (Maintenance)":  with respect to any Person, any
           ----------------------------------
Capital Expenditures made in the ordinary course of business for maintenance or upkeep of the assets of such Person.

          "Capital Lease Obligations":  as to any Person, the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents":  (a) marketable direct obligations issued by, or
           ----------------
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase agreements relating to investments described in clauses (a) through (c) above with a market value at least equal to the consideration paid in connection therewith, with any Person that regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $500,000,000, if at the time of entering into such agreement the long-term unsecured debt securities of such Person are rated at least A by S&P or at least A2 by Moody's; (e) money market mutual funds with a daily right of redemption and a net asset value of $1.00 per share substantially all the assets of which are comprised of assets of the types described in clauses (a) through (d) above; and (f) investments pursuant to the Borrower's captive insurance programs made in compliance with applicable Requirements of Law, including Medicare regulations.

          "C/D Assessment Rate":  for any day as applied to any ABR Loan, the
           -------------------
annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a
 ----
comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage":  for any day as applied to any ABR Loan,
           ----------------------
that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Closing Date":  the date on which the conditions precedent set forth
           ------------
in Section 5.1 shall have been satisfied, which date shall be no later than November 17, 1997.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Collateral":  all Property of the Loan Parties, now owned or
           ----------
hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Collateral Agent":  as defined in the Guarantee and Collateral
           ----------------
Agreement.

          "Collateral Agent Agreement":  as defined in the Guarantee and
           --------------------------
Collateral Agreement.

          "Commitment":  as to any Lender, the sum of the Tranche A Term Loan
           ----------
Commitment, the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment and the Revolving Credit Commitment of such Lender.

          "Commitment Fee Rate":  1/2 of 1% per annum; provided, that on and
           -------------------                         --------
after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate":  a certificate duly executed by a
           ----------------------
Responsible Officer substantially in the form of Exhibit B.

          "Confidential Information Memorandum":  the Confidential Information
           -----------------------------------
Memorandum dated September 1997 and furnished to the Lenders.

          "Consolidated Current Assets":  at a particular date, all amounts
           ---------------------------
(other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

          "Consolidated Current Liabilities":  at a particular date, all amounts
           --------------------------------
which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans to the extent otherwise included therein.

          "Consolidated EBITDA":  for any period, Consolidated Net Income for
           -------------------
such period plus, without duplication and to the extent reflected as a charge in
            ----
the statement of such Consolidated Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) or, with respect to the computation of the financial covenants contained in Section 7.1 for any Reference Period ending on or prior to September 30, 1998, writeoffs or changes to the income statements increasing the amount of reserves, in an aggregate amount not to exceed $15,000,000, of accounts receivable of the Borrower and its Subsidiaries,
(f) any other non-cash charges, (g) with respect to the computation of the financial covenants contained in Section 7.1 for any Reference Period ending on or prior to September 30, 1998, fees and expenses related to the transactions contemplated by the Recapitalization Agreement (including conforming accounting adjustments) and the financing thereof in an aggregate amount equal to the lesser of the actual amount of such expenses and $122,000,000 and (h) with respect to the computation of the financial covenants contained in Section 7.1, for the Reference Period ending: (a) December 31, 1997, $12,000,000, (b) March 31, 1998, $9,000,000 and (c) June 30, 1998, $6,000,000, and minus, to the extent
                                                            -----
included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

          "Consolidated EBITDAR":  for any period, Consolidated EBITDA for such
           --------------------
period plus Consolidated Rent Expense for such period.
       ----

          "Consolidated Fixed Charge Coverage Ratio":  for any period, the ratio
           ----------------------------------------
of (a) Consolidated EBITDAR for such period less the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures (Maintenance) (excluding the principal amount of Indebtedness Incurred in connection with such expenditures) to (b) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges":  for any period, the sum (without
           --------------------------
duplication) of (a) Consolidated Interest Expense for such period (excluding noncash interest expense), (b) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including the Term Loans) and (c) Consolidated Rent Expense for such period.

          "Consolidated Interest Coverage Ratio":  for any period, the ratio of
           ------------------------------------
(a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "Consolidated Interest Expense":  for any period, total interest
           -----------------------------
expense (including that attributable to Capital Lease Obligations and noncash interest expense attributable to the Senior Subordinated Discount Notes referred to in the definition of Senior Subordinated Notes) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP, but excluding interest expense in respect of Indebtedness that is defeased substantially concurrently with the Closing Date to the extent such defeasance is financed with the Incurrence of Indebtedness), determined net of (a) cash interest income received by the Borrower or any of its Subsidiaries during such period and (b) cash dividends paid to the Borrower during such period in respect of common stock of HRPT owned by the Borrower or a Wholly Owned Subsidiary of the Borrower on the Closing Date.

          "Consolidated Leverage Ratio":  as at the last day of any period, the
           ---------------------------
ratio of (a) the sum of (i) Consolidated Total Debt on such day and (ii) obligations of the Borrower or any of its Subsidiaries on such day under any synthetic leases to (b) the sum of (i) Consolidated EBITDA for such period and (ii) rental payments paid by the Borrower or any of its Subsidiaries for such period under any synthetic leases.

          "Consolidated Leverage Ratio Stepdown Date":  the first date on which
           -----------------------------------------
the aggregate Purchase Prices of the type referred to in Section 7.8(h)(iii) expended and/or incurred in any fiscal year, combined with the aggregate amount of Capital Expenditures (Discretionary) made during such fiscal year (other than amounts permitted to be carried over from the immediately preceding fiscal year), exceeds $125,000,000 in reliance on the provisos contained in Sections
7.7 and 7.8(h).

          "Consolidated Net Income":  for any period, the consolidated net
           -----------------------
income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                            --------
excluded therefrom (a) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (b) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law applicable to such Subsidiary.

          "Consolidated Net Worth":  as of the day of determination, all items
           ----------------------
which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries on such day, determined without giving effect to any reduction thereof resulting from (a) non-recurring noncash losses or (b) the acquisition in a transaction accounted for as a "pooling of interests" of a Person that (i) has undergone a recapitalization transaction within two years prior to the date of such acquisition (including, but not limited to a repurchase of its own Capital Stock) and (ii) has a negative net worth (but only to the extent such negative net worth resulted from such recapitalization).

          "Consolidated Rent Expense": for any period, the aggregate amount of
           -------------------------
fixed and contingent rentals payable by the Borrower or any of its Subsidiaries for such period with respect to leases of real and personal property, net of rental income from any subleases relating to any of the aforementioned leases, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Debt":  at any date, the aggregate principal
           -----------------------
amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Working Capital":  the excess of Consolidated Current
           ----------------------------
Assets over Consolidated Current Liabilities.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Control Investment Affiliate":  as to any Person, any other Person
           ----------------------------
which (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Default":  any of the events specified in Section 8, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Disposition":  with respect to any Property, any sale, lease, sale
           -----------
and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.
               -------       -----------

          "Dollars" and "$":  dollars in lawful currency of the United States of
           -------       -
America.

          "Domestic Subsidiary":  any Subsidiary of the Borrower organized under
           -------------------
the laws of any jurisdiction within the United States of America.

          "ECF Percentage":  75%; provided, that, with respect to each fiscal
           --------------         --------
year of the Borrower, the ECF Percentage shall be reduced to 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 4.50 to 1.0.

          "Employee Loans":  as defined in Section 7.8(d).
           --------------

          "Employee Loan Outstanding Amount":  as defined in Section 7.8(d).
           --------------------------------

          "Environmental Laws":  any and all foreign, Federal, state, local or
           ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Eurocurrency Reserve Requirements":  for any day as applied to a
           ---------------------------------
Eurodollar Loan made by any Lender, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System as actually incurred by such Lender.

          "Eurodollar Base Rate":  with respect to each day during each Interest
           --------------------
Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loans to be outstanding during such Interest Period.

          "Eurodollar Loans":  Loans the rate of interest applicable to which is
           ----------------
based upon the Eurodollar Rate.

          "Eurodollar Rate":  with respect to each day during each Interest
           ---------------
Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
                -----------------------------------------------
                   1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche":  the collective reference to Eurodollar Loans
           ------------------
the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default":  any of the events specified in Section 8,
           ----------------
provided that any requirement for the giving of notice, the lapse of time, or
--------
both, has been satisfied.

          "Excess Cash Flow":  for any fiscal year of the Borrower, the excess,
           ----------------
if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year provided that, with respect to
                                                  --------
the fiscal year ending September 30, 1998 no change in Consolidated Working Capital during the fiscal quarter ending December 31, 1997 shall be included in such Excess Cash Flow calculation, and (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) an amount equal to the amount of
----
all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness Incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Acquisitions made pursuant to Section 7.8(h) (excluding the principal amount of Indebtedness Incurred in connection with such Acquisitions and any such Acquisitions financed with the proceeds of any Reinvestment Deferred Amount), (iv) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (v) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (vi) increases in Consolidated Working Capital for such fiscal year provided that, with respect to
                                                  --------
the fiscal year ending September 30, 1998 no change in Consolidated Working Capital during the fiscal quarter ending December 31, 1997 shall be included in such Excess Cash Flow calculation and (vii) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

          "Excess Cash Flow Application Date":  as defined in Section 2.11(c).
           ---------------------------------

          "Exchange Act": as defined in Section 8(1)(i).
           ------------

          "Excluded Domestic Subsidiaries":  the Domestic Subsidiaries listed on
           ------------------------------
Schedule 4.15(b), each of which is prohibited by applicable Requirements of Law or by any Contractual

Obligation from executing and delivering the Guarantee and Collateral Agreement or which is inactive and, in the case of prohibitions resulting from Contractual Obligations, with respect to which such Subsidiary, after using its commercially reasonable best efforts, is unable to obtain a consent or waiver from the holder of such contractual obligation to such execution and delivery, and deems it materially detrimental to prepay the Indebtedness to which such Contractual Obligations relate, provided, that in no event shall PHCMI or any of its
                    --------
Subsidiaries be required to seek the consent of Omega.

          "Excluded Foreign Subsidiaries":  any Foreign Subsidiary the pledge of
           -----------------------------
all of whose Capital Stock as Collateral would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower or any of its Subsidiaries.

          "Facility":  each of (a) the Tranche A Term Loan Commitments and the
           --------
Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (b)
                                           ----------------------------
the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility"), (c) the Tranche C Term Loan Commitments
      ----------------------------
and the Tranche C Term Loans made thereunder (the "Tranche C Term Loan
                                                   -------------------
Facility") and (d) the Revolving Credit Commitments and the extensions of revolving credit made thereunder (the "Revolving Credit Facility").
                                       -------------------------

          "Federal Funds Effective Rate":  as defined in the definition of ABR.
           ----------------------------

          "Foreign Subsidiary":  any Subsidiary of the Borrower that is not a
           ------------------
Domestic Subsidiary.

          "Funded Debt":  as to any Person, all Indebtedness of such Person that
           -----------
matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders thereunder to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

          "GAAP":  generally accepted accounting principles in the United States
           ----
of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting
                                                              ----------
Changes" refers to changes in accounting principles required by the promulgation
-------
of any rule, regulation, pronouncement
or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

          "Governmental Authority":  any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the National Association of Insurance Commissioners).

          "GranCare":  GranCare, Inc., a Delaware corporation, formerly known as
           --------
New GranCare, Inc.

          "Guarantee and Collateral Agreement":  the Guarantee and Collateral
           ----------------------------------
Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), to induce the creation of which, the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term
                                            --------  -------
Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Health Care Facility":  any ownership interest in a facility which
           --------------------
provides any level of geriatric care, home care, medical care (including, without limitation, sub-acute care), assisted living or rehabilitative services, whether licensed as a skilled nursing facility, intermediate care facility, personal care facility, out-patient clinic or hospital (including, without limitation, any long-term acute care hospital) or any products or services reasonably related thereto.

          "Health Care Permit":  every accreditation, authorization, certificate
           ------------------
of need, license or permit that is required by any applicable Governmental Authority to own, lease, operate or manage a Health Care Facility of the Borrower or any of its Subsidiaries.

          "HRPT":  Health and Retirement Properties Trust.
           ----

          "HRPT Transaction Documents":  as defined in the Restructure and Asset
           --------------------------
Exchange Agreement, dated as of November 4, 1997, among HRPT, the Borrower, AMS Properties, Inc., and GCI Health Care Centers, Inc.

          "Incur":  as defined in Section 7.2; and the terms "Incurred" and
           -----                                              --------
"Incurrence" shall have correlative meanings.
-----------

          "Indebtedness":  of any Person at any date, without duplication, (a)
           ------------
all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables incurred in the ordinary course of such Person's business or trade payables which, though not current, are being contested in good faith by such Person), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; (j) to the extent not reflected in any of the foregoing any obligation (as primary obligor or guarantor) of such Person under any synthetic lease by such Person or any of its Subsidiaries; and (k) for the purposes of Section 8(e) only, all obligations of such Person in respect of Interest Rate Protection Agreements.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property":  the collective reference to all rights,
           ---------------------
priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date":  (a) as to any ABR Loan, the last day of each
           ---------------------
March, June, September and December and the final maturity date in respect thereof, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is an ABR Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

          "Interest Period":  as to any Eurodollar Loan, (a) initially, the
           ---------------
period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility) twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility) twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the
                                                       --------
foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period with respect to a Revolving Credit Loan, a Tranche A Term Loan, a Tranche B Term Loan or a Tranche C Term Loan that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable;

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iv) the Borrower shall use its commercially reasonable efforts to select Interest Periods so as not to require a scheduled payment of any Eurodollar Loan during an Interest Period for such Loan.

          "Interest Rate Protection Agreement":  any interest rate protection
           ----------------------------------
agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

          "Issuing Lender":  the collective reference to (a) The Chase Manhattan
           --------------
Bank or any of its Affiliates and (b) one other Revolving Credit Lender (together with any of its Affiliates) selected by the Borrower with the approval of the Administrative Agent, in each case in its capacity as issuer of any Letter of Credit.

          "L/C Commitment":  $50,000,000.
           --------------

          "L/C Fee Payment Date":  the last day of each March, June, September
           --------------------
and December and the last day of the Revolving Credit Commitment Period.

          "L/C Obligations":  at any time, an amount equal to the sum of (a) the
           ---------------
aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

          "L/C Participants":  the collective reference to all the Revolving
           ----------------
Credit Lenders other than the Issuing Lender.

          "LCA":  Living Centers of America, Inc., a Delaware corporation,
           ---
which, after consummation of the Recapitalization, will be known as Paragon Health Network, Inc.

          "LCA Merger Sub":  LCA Acquisition Sub, Inc., a Delaware corporation.
           --------------

          "Letters of Credit":  as defined in Section 3.1(a).
           -----------------

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan":  any loan made by any Lender pursuant to this Agreement.
           ----

          "Loan Documents":  this Agreement, the Security Documents, the
           --------------
Collateral Agent Agreement and the Notes.

          "Loan Parties":  the Borrower and each Subsidiary of the Borrower
           ------------
which is a party to a Loan Document.

          "Majority Facility Lenders":  with respect to any Facility, the
           -------------------------
holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

          "Majority Revolving Credit Facility Lenders":  the Majority Facility
           ------------------------------------------
Lenders in respect of the Revolving Credit Facility.

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Material Environmental Amount":  an amount payable by the Borrower
           -----------------------------
and/or its Subsidiaries in excess of $10,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines or penalties in connection with any Environmental Law, or any combination thereof.

          "Material Lease":  any lease agreement with respect to a Health Care
           --------------
Facility or Health Care Facilities for which either (a) total revenues for such Health Care Facility or Health Care Facilities for the most recent Reference Period for which the relevant financial information is available represent 3% or more of the consolidated revenues of the Borrower and its Subsidiaries during such Reference Period or (b) the portion of Consolidated EBITDA contributed by the operation of such Health Care Facility or Health Care Facilities for the most recent Reference Period for which the relevant financial information is available represents 3% or more of Consolidated EBITDA during such Reference Period.

          "Materials of Environmental Concern":  any gasoline or petroleum
           ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under or that could result in liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Mortgaged Properties":  the real properties listed on Schedule 1.1B,
           --------------------
as to which the Collateral Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

          "Mortgages":  each of the mortgages, deeds to secure debt and deeds of
           ---------
trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan":  a Plan which is a multiemployer plan as defined
           ------------------
in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds":  (a) in connection with any Asset Sale or any
           -----------------
Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "New PHCMI Subsidiary":  any Wholly Owned Subsidiary created or
           --------------------
acquired by PHCMI after the Closing Date which shall become the lessee of any Substitute Omega Property.

          "Non-Excluded Taxes":  as defined in Section 2.19(a).
           ------------------

          "Non-U.S. Lender":  as defined in Section 2.19(b).
           ---------------

          "Notes":  the collective reference to any promissory note evidencing
           -----
Loans.

          "Obligations":  the unpaid principal of and interest on (including,
           -----------
without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

          "Old GranCare": GranCare, Inc., a California corporation, and formerly
           ------------
the parent company of GranCare.

          "Omega":  Omega Healthcare Investors, Inc., a Maryland corporation.
           -----

          "Omega Letter of Credit": the $9,000,000 letter of credit issued by
           ----------------------
First Union National Bank for the benefit of Omega and for the account of GranCare, or any Letter of Credit issued in replacement thereof by the Issuing Lender for the benefit of Omega and for the account of the Borrower.

          "Participant":  as defined in Section 10.6(b).
           -----------

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
to Subtitle A of Title IV of ERISA (or any successor).

          "Permitted Acquisitions":  as defined in Section 7.8(h).
           ----------------------

          "Permitted Investors":  the collective reference to the Sponsor and
           -------------------
its Control Investment Affiliates.

          "Person":  an individual, partnership, corporation, limited liability
           ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PHCMI":  Professional Health Care Management, Inc., a Michigan
           -----
corporation and a Wholly Owned Subsidiary of GranCare.

          "Plan":  at a particular time, any employee benefit plan which is
           ----
covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pricing Grid":  the pricing grid attached hereto as Annex A.
           ------------

          "Pro Forma Balance Sheet":  as defined in Section 4.1(a).
           -----------------------

          "Projections":  as defined in Section 6.2(c).
           -----------

          "Property":  any right or interest in or to property of any kind
           --------
whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "Purchase Price":  with respect to any Acquisition, the sum (without
           --------------
duplication) of (a) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Acquisition, (b) the sum of (i) the value (as determined for purposes of such Acquisition in accordance with the applicable acquisition agreement) of all Capital Stock of the Borrower issued or given as consideration in connection with such Acquisition and (ii) the Qualified Net Cash Equity Proceeds applied to finance such Acquisition, (c) the principal amount (or, if less, the accreted value) at the time of such Acquisition of all Indebtedness incurred, assumed or acquired by Borrower and its Subsidiaries in connection with such Acquisition, (d) all additional purchase price amounts in connection with such Acquisition in the form of earnouts, deferred purchase price and other contingent obligations that should be recorded as a liability on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the United States Securities and Exchange Commission, (e) all amounts paid by the Borrower and its Subsidiaries in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition, and (f) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Acquisition.

          "Qualified Net Cash Equity Proceeds":  the Net Cash Proceeds of any
           ----------------------------------
offering of Capital Stock of the Borrower so long as (a) such offering was made in express contemplation of an Acquisition, (b) such Capital Stock is not mandatorily redeemable and (c) such Acquisition is consummated within 90 days after receipt by the Borrower of such Net Cash Proceeds.

          "Recapitalization":  as defined in Section 5.1(b).
           ----------------

          "Recapitalization Agreement":  the collective reference to (i) the
           --------------------------
Amended and Restated Agreement and Plan of Merger, dated as of September 17, 1997, among the Sponsor, Apollo LCA Acquisition Corporation and LCA and (ii) the Amended and Restated Agreement and Plan of Merger, dated as of September 17, 1997, among LCA, Grancare and the Sponsor, as each of the same is amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "Recovery Event":  any settlement of or payment in respect of any
           --------------
property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

          "Reference Period":  with respect to any date, means the period of
           ----------------
four consecutive fiscal quarters of the Borrower immediately preceding such date or, if such date is the last day of a fiscal quarter, ending on such date.

          "Refunded Swing Line Loans":  as defined in Section 2.7(b).
           -------------------------

          "Refunding Date":  as defined in Section 2.7(c).
           --------------

          "Register":  as defined in Section 10.6(d).
           --------

          "Regulation U":  Regulation U of the Board as in effect from time to
           ------------
time.

          "Reimbursement Obligation":  the obligation of the Borrower to
           ------------------------
reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

          "Reinvestment Deferred Amount":  with respect to any Reinvestment
           ----------------------------
Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event":  any Asset Sale or Recovery Event in respect of
           ------------------
which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice":  a written notice executed by a Responsible
           -------------------
Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or improve assets useful in its business (including by way of making Capital Expenditures (Discretionary)) or, in the case of a Recovery Event only, to repair, restore, rebuild or replace the Property which was the subject of the Recovery Event.

          "Reinvestment Prepayment Amount":  with respect to any Reinvestment
           ------------------------------
Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or improve assets useful in the Borrower's business (including by way of making Capital Expenditures (Discretionary)).

          "Reinvestment Prepayment Date":  with respect to any Reinvestment
           ----------------------------
Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event (or, in the case of a Recovery Event with respect to which repair, rebuilding or replacement of the Property which was the subject of the Recovery Event can be completed but not within such twelve-month period, such longer period as may be required to complete such repair, rebuilding or replacement so long as Borrower or its applicable Subsidiary shall have expended at least 50% of the property or casualty insurance proceeds received in connection with such Recovery Event for the repair, rebuilding or replacement of such Property within twelve months of such Recovery Event and diligently prosecutes to complete such repair, rebuilding or replacement), and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount, or, in the case of a Recovery Event only, to repair, restore, rebuild or replace the Property which was the subject of the Recovery Event.

          "Related Fund":  with respect to any Lender that is a fund that
           ------------
invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in Section 4043(b) of
           ----------------
ERISA, other than those events as to which the thirty day notice period is waived under subsection .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
(S) 4043.

          "Required Lenders":  the holders of more than 50% of (a) until the
           ----------------
Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans and (ii) the Total Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit.

          "Required Prepayment Lenders":  the Majority Facility Lenders in
           ---------------------------
respect of each Facility.

          "Requirement of Law":  as to any Person, the Certificate or Articles
           ------------------
of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Officer":  the chief executive officer, president, chief
           -------------------
financial officer or treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Borrower.

          "Revolving Credit Commitment":  as to any Lender, the obligation of
           ---------------------------
such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Credit Commitments is $150,000,000.

          "Revolving Credit Commitment Period":  the period from and including
           ----------------------------------
the Closing Date to the Revolving Credit Termination Date.

          "Revolving Credit Lender":  each Lender which has a Revolving Credit
           -----------------------
Commitment or which has made Revolving Credit Loans or other Revolving Extensions of Credit.

          "Revolving Credit Loans":  as defined in Section 2.4.
           ----------------------

          "Revolving Credit Percentage":  as to any Revolving Credit Lender at
           ---------------------------
any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Revolving Extensions of Credit then outstanding).

          "Revolving Credit Termination Date":  the earlier of (a) the Scheduled
           ---------------------------------
Revolving Credit Termination Date and (b) the date on which the Revolving Credit Commitments shall terminate as provided herein.

          "Revolving Extensions of Credit":  as to any Revolving Credit Lender
           ------------------------------
at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and
(c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

          "Sale/Leaseback Transaction":  as defined in Section 7.11.
           --------------------------

          "Scheduled Revolving Credit Termination Date":  March 31, 2004.
           -------------------------------------------

          "Security Documents":  the collective reference to the Guarantee and
           ------------------
Collateral Agreement, the Mortgages and all other security documents now or hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure, among other things, the obligations and liabilities of any Loan Party under any Loan Document.

          "Senior Subordinated Note Indenture":  the collective reference to the
           ----------------------------------
Indentures entered into by the Borrower in connection with the issuance of the Senior Subordinated Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

          "Senior Subordinated Notes":  the collective reference to the Senior
           -------------------------
Subordinated Notes of the Borrower due 2007 and the Senior Subordinated Discount Notes of the Borrower due 2007, in each case issued on the Closing Date, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

          "Single Employer Plan":  any Plan which is covered by Title IV of
           --------------------
ERISA, but which is not a Multiemployer Plan.

          "Solvent":  when used with respect to any Person, means that, as of
           -------
any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Specified Change of Control":  a "Change of Control" as defined in
           ---------------------------
the Senior Subordinated Note Indenture.

          "Specified Facilities":  as defined in Section 4.17(a).
           --------------------

          "Sponsor":  Apollo Management, L.P, a Delaware limited partnership.
           -------

          "Subsidiary":  as to any Person, a corporation, partnership, limited
           ----------
liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor":  each Subsidiary of the Borrower other than
           --------------------
any Excluded Domestic Subsidiary and any Excluded Foreign Subsidiary.

          "Substitute Omega Property":  any Health Care Facility and related
           -------------------------
personal property conveyed to PHCMI after the Closing Date (which Health Care Facility may be leased to a New PHCMI Subsidiary), which Health Care Facility is or becomes encumbered by a mortgage, deed to secure debt or deed of trust in favor of Omega, for the purpose of serving as substitute collateral for the obligations of PHCMI to Omega, in exchange for the surrender by Omega of the Omega Letter of Credit; provided that the Substitute Omega Property shall not,
                        --------
in the aggregate, (i) represent more than $3,500,000 of the

Borrower's Consolidated EBITDA for the most recent Reference Period for which the relevant financial information is available or (ii) have a maximum aggregate capacity in excess of 600 beds.

          "Swing Line Commitment":  the obligation of the Swing Line Lender to
           ---------------------
make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $35,000,000.

          "Swing Line Lender":  The Chase Manhattan Bank, in its capacity as the
           -----------------
lender of Swing Line Loans.

          "Swing Line Loans":  as defined in Section 2.6.
           ----------------

          "Swing Line Participation Amount":  as defined in Section 2.7(c).
           -------------------------------

          "Term Loan Lenders":  the collective reference to the Tranche A Term
           -----------------
Loan Lenders, the Tranche B Term Loan Lenders and the Tranche C Term Loan
Lenders.

          "Term Loans":  the collective reference to the Tranche A Term Loans,
           ----------
Tranche B Term Loans and Tranche C Term Loans.

          "Total Revolving Credit Commitments":  at any time, the aggregate
           ----------------------------------
amount of the Revolving Credit Commitments at such time.

          "Total Revolving Extensions of Credit":  at any time, the aggregate
           ------------------------------------
amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

          "Tranche A Term Loan":  as defined in Section 2.1.
           -------------------

          "Tranche A Term Loan Commitment":  as to any Tranche A Term Loan
           ------------------------------
Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount equal to the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on
Schedule 1.1A. The original aggregate amount of the Tranche A Term Loan Commitments is $240,000,000.

          "Tranche A Term Loan Lender":  each Lender which has a Tranche A Term
           --------------------------
Loan Commitment or which has made a Tranche A Term Loan.

          "Tranche A Term Loan Percentage":  as to any Tranche A Term Loan
           ------------------------------
Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

          "Tranche B Term Loan":  as defined in Section 2.1.
           -------------------

          "Tranche B Term Loan Commitment":  as to any Tranche B Term Loan
           ------------------------------
Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount equal to the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on
Schedule 1.1A. The original aggregate amount of the Tranche B Term Loan Commitments is $250,000,000.

          "Tranche B Term Loan Lender":  each Lender which has a Tranche B Term
           --------------------------
Loan Commitment or which has made a Tranche B Term Loan.

          "Tranche B Term Loan Percentage":  as to any Tranche B Term Loan
           ------------------------------
Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

          "Tranche C Term Loan":  as defined in Section 2.1.
           -------------------

          "Tranche C Term Loan Commitment":  as to any Tranche C Term Loan
           ------------------------------
Lender, the obligation of such Lender, if any, to make a Tranche C Term Loan to the Borrower hereunder in a principal amount equal to the amount set forth under the heading "Tranche C Term Loan Commitment" opposite such Lender's name on
Schedule 1.1A. The original aggregate amount of the Tranche C Term Loan Commitments is $250,000,000.

          "Tranche C Term Loan Lender":  each Lender which has a Tranche C Term
           --------------------------
Loan Commitment or which has made a Tranche C Term Loan.

          "Tranche C Term Loan Percentage":  as to any Tranche C Term Loan
           ------------------------------
Lender at any time, the percentage which such Lender's Tranche C Term Loan Commitment then constitutes of the aggregate Tranche C Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche C Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche C Term Loans then outstanding).

          "Transferee":  as defined in Section 10.15.
           ----------

          "Type":  as to any Loan, its nature as an ABR Loan or a Eurodollar
           ----
Loan.

          "Uniform Customs":  the Uniform Customs and Practice for Documentary
           ---------------
Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "U.S. Taxes":  as defined in Section 10.6(f)(ii).
           ----------

          "Voting Stock":  with respect to any Person, any class or series of
           ------------
Capital Stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

          "Wholly Owned Subsidiary":  as to any Person, any other Person all of
           -----------------------
the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor":  any Subsidiary Guarantor that is
           ---------------------------------
a Wholly Owned Subsidiary of the Borrower and whose Guarantee Obligations under the Guarantee and Collateral Agreement have not been subordinated to any other Indebtedness.

          1.2   Other Definitional Provisions.  (a)  Unless otherwise specified
                -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) For the purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the Property which is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period; (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such
                                        --- -----
Material Acquisition occurred on the first day of such Reference Period; and
(iii) if during such Reference Period any Person that subsequently became a Subsidiary or was merged with or into the Borrower or any Subsidiary since the beginning of such Reference Period shall have entered into any disposition or acquisition transaction that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Borrower or a Subsidiary during such Reference Period, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such transaction occurred
                        --- -----
on the first day of such Reference Period. As used in this paragraph, "Material Acquisition" means any acquisition of Property or series of related acquisitions of Property (including by way of merger) which (a) constitutes assets comprising all or substantially all of a facility or an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash consideration consisting of notes or other debt securities and valued at fair market value in the case of other non-cash consideration) in excess of $3,000,000; and "Material Disposition" means any Disposition of Property or series of related Dispositions of Property which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $3,000,000.

          (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1   Term Loan Commitments.  Subject to the terms and conditions
                ---------------------
hereof, (a) each Tranche A Term Loan Lender severally agrees to make a term loan (a "Tranche A Term Loan") to the Borrower on the Closing Date in an amount equal
    -------------------
to the amount of the Tranche A Term Loan Commitment of such Lender, (b) each Tranche B Term Loan Lender severally agrees to make a term loan (a "Tranche B
                                                                    ---------
Term Loan") to the Borrower on the Closing Date in an amount equal to the amount
---------
of the Tranche B Term Loan Commitment of such Lender and (c) each Tranche C Term Loan Lender severally agrees to make a term loan (a "Tranche C Term Loan") to
                                                     -------------------
the Borrower on the Closing Date in an amount equal to the amount of the Tranche C Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12.

          2.2   Procedure for Term Loan Borrowing.  The Borrower shall give the
               ---------------------------------
Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be ABR Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at its office specified in Section 10.2 an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in immediately available funds.

          2.3   Repayment of Term Loans.  (a)  The Tranche A Term Loan of each
                -----------------------
Tranche A Term Loan Lender shall be repayable in 22 consecutive quarterly installments on the last day of each December, March, June and September, commencing on December 31, 1998, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by one-quarter of the amount set forth below opposite the period during which such installment is due or, in the case of the installments due from December 31, 2003 through March 31, 2004, one-half of the amount set forth below opposite the period during which such installment is due:

               Period                                    Principal Amount
               ------                                    ----------------
December 31, 1998 through September 30, 1999                $22,500,000
December 31, 1999 through September 30, 2000                $45,000,000
December 31, 2000 through September 30, 2001                $47,500,000
December 31, 2001 through September 30, 2002                $47,500,000
December 31, 2002 through September 30, 2003                $52,500,000
December 31, 2003 through March 31, 2004                    $25,000,000

          (b) The Tranche B Term Loan of each Tranche B Term Loan Lender shall be repayable in 26 consecutive quarterly installments on the last day of each December, March, June and September, commencing on December 31, 1998, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by one-quarter of the amount set forth below opposite the period during which such installment is due or, in the case of the installments due from December 31, 2004 through March 31, 2005, one-half of the amount set forth below opposite the period during which such installment is due:

               Period                                    Principal Amount
               ------                                    ----------------
December 31, 1998 through September 30, 1999                $  2,000,000
December 31, 1999 through September 30, 2000                $  2,000,000
December 31, 2000 through September 30, 2001                $  2,000,000
December 31, 2001 through September 30, 2002                $  2,000,000
December 31, 2002 through September 30, 2003                $  2,000,000
December 31, 2003 through September 30, 2004                $159,000,000
December 31, 2004 through March 31, 2005                    $ 81,000,000

          (c) The Tranche C Term Loan of each Tranche C Term Loan Lender shall be repayable in 30 consecutive quarterly installments on the last day of each December, March, June and September, commencing on December 31, 1998, each of which shall be in an amount equal to such Lender's Tranche C Term Loan Percentage multiplied by one-quarter of the amount set forth below opposite the period during which such installment is due or, in the case of the installments due from December 31, 2005 through March 31, 2006, one-half of the amount set forth below opposite the period during which such installment is due:

               Period                                    Principal Amount
               ------                                    ----------------
December 31, 1998 through September 30, 1999                $  2,000,000
December 31, 1999 through September 30, 2000                $  2,000,000
December 31, 2000 through September 30, 2001                $  2,000,000
December 31, 2001 through September 30, 2002                $  2,000,000
December 31, 2002 through September 30, 2003                $  2,000,000
December 31, 2003 through September 30, 2004                $  2,000,000
December 31, 2004 through September 30, 2005                $158,000,000
December 31, 2005 through March 31, 2006                    $ 80,000,000

          2.4   Revolving Credit Commitments.  (a)  Subject to the terms and
                ----------------------------
conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to
                         ----------------------
time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and
(ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided, however, that up to $25,000,000 of the Revolving Credit Loans and
--------  -------
Swing Line Loans may be used to finance a portion of the Recapitalization and to pay related fees and expenses. The Revolving Credit Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12, provided that
                                                                   --------
no Revolving Credit Loan shall be made as a Eurodollar Loan or converted to a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

          (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

          2.5   Procedure for Revolving Credit Borrowing.   The Borrower may
                ----------------------------------------
borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day,
provided that the Borrower shall give the Administrative Agent irrevocable
--------
notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Borrowing notices pursuant to this Section 2.5 may be given by telephone so long as each such notice shall be confirmed promptly by delivery to the Administrative Agent of a written notice of borrowing. Subject to Section 3.5, each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the
         --------
Borrower, borrowings under the Revolving Credit Commitments which are ABR Loans in other amounts pursuant to Section 2.7. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the
--- ----
account of the Borrower at the office of the Administrative Agent specified in
Section 10.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

          2.6   Swing Line Commitment.  (a)  Subject to the terms and conditions
                ---------------------
hereof, the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("Swing Line Loans") to the Borrower; provided that (i) the aggregate principal
------------------                    --------
amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof; provided, however, that up to $25,000,000 of the Revolving
                   --------  -------
Credit Loans and Swing Line Loans may be used to finance a portion of the Recapitalization and to pay related fees and expenses. Swing Line Loans shall be ABR Loans only.

          (b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

          2.7   Procedure for Swing Line Borrowing; Refunding of Swing Line
                -----------------------------------------------------------
Loans. (a) Whenever the Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). A copy of each such notice shall be promptly furnished by the Borrower to the Administrative Agent. Subject to Section 3.5, each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at its office specified in Section 10.2 an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

          (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on
                                     -------------------------
the date of such notice, to repay the Swing Line Lender.  Each Revolving
Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at its office set forth in Section 10.2 in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately applied by the Swing Line Lender to repay the Refunded Swing Line Loans. The Borrower irrevocably authorizes the Swing Line Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

          (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in
Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in
      --------------
an amount equal to (i) its Revolving Credit Percentage times (ii) the aggregate
                                                       -----
principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans (the "Swing Line Participation Amount").
                                              -------------------------------

          (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not
                         --- ----
sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the
      --------  -------
Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

          (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever;

(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          2.8   Commitment Fees, etc.  (a)  The Borrower agrees to pay to the
                ---------------------
Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the Closing Date.

          (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower.

          2.9   Termination or Reduction of Revolving Credit Commitments.  The
                --------------------------------------------------------
Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided
                                                                        --------
that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Unless the Revolving Credit Commitments are being reduced in full, any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

          2.10  Optional Prepayments.  Subject to Section 2.17(d), the Borrower
                --------------------
may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a
                                                    --------
Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are ABR Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

          2.11  Mandatory Prepayments.  (a)  Unless the Required Prepayment
                ---------------------
Lenders shall otherwise agree, if any Capital Stock (other than (i) any Capital Stock issued by the Borrower to finance any Acquisition permitted by Section 7.8(h), subject to the limitations specified in clause (iv) thereof and the proviso at the end of said Section, and constituting payment of or issued to fund all or part of the Purchase Price for such Acquisition as described in clause (b) of the definition of Purchase Price, (ii) any Capital Stock issued to directors, officers or employees of the Borrower or any Subsidiary in connection with compensation programs and (iii) contributions made by any Permitted Investor to the common equity of the Borrower) or Indebtedness shall be issued or Incurred by the Borrower or any of its

Subsidiaries (excluding any Indebtedness Incurred in accordance with Section 7.2 as in effect on the Closing Date), an amount equal to 75%, in the case of any Capital Stock, or 100%, in the case of any such Indebtedness, of the Net Cash Proceeds thereof shall be applied promptly, but in any event within two Business Days after the date of such issuance or Incurrence, toward the prepayment of the Term Loans.

          (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, 75% of such Net Cash Proceeds shall be applied within two Business Days after such date toward the prepayment of the Term Loans; provided, that, notwithstanding the foregoing, on each
                   --------
Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans.

          (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending September 30, 1998, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans. Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than
                             ---------------------------------
five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and
(ii) the date such financial statements are actually delivered.

          (d) Each prepayment of the Loans under Section 2.11 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid and any amounts owing pursuant to Section 2.20.

          (e) All prepayments made pursuant to this Section 2.11 allocated to a particular Facility shall be applied, first, to ABR Loans outstanding
                                        -----
thereunder and, second, to Eurodollar Loans outstanding thereunder.
                ------
Notwithstanding anything to the contrary in this Section 2.11, in the event that a prepayment required by this Section would require the prepayment of a Eurodollar Loan prior to the end of the Interest Period then applicable thereto, the Borrower shall have the option to instead deposit the amount of such prepayment in an interest-bearing cash collateral account with the Administrative Agent, for application to the prepayment of the then outstanding Eurodollar Loans as the relevant Interest Periods expire, until the full amount required to be applied to prepay the Term Loans pursuant to this Section 2.11 has been so applied.

          (f) The requirements of this Section 2.11 shall be subject to the procedures specified in Section 2.17(d).

          2.12 Conversion and Continuation Options. (a)  The Borrower may elect
               -----------------------------------
from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be
               --------
made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be
                  --------
converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions (and have notified the Borrower in writing of such determination) or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided
                                                                       --------
that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations (and have notified the Borrower in writing of such determination) or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give
                      --------  -------
any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          2.13  Minimum Amounts and Maximum Number of Eurodollar Tranches.
                ---------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than fifteen (15) Eurodollar Tranches shall be outstanding at any one time.

          2.14  Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan
                --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Base Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.14 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to
----
ABR Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a
                                              ----
portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other
                                      ----
amounts that do not relate to a particular Facility, the ABR plus 3.75%), in
                                                             ----
each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
      --------
2.14 shall be payable from time to time on demand.

          2.15  Computation of Interest and Fees.  (a)  Interest, fees and
                --------------------------------
commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

          2.16  Inability to Determine Interest Rate.  If prior to the first day
                ------------------------------------
of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the first day of their respective Interest Periods, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          2.17  Pro Rata Treatment and Payments.  (a)  Each borrowing by the
                -------------------------------
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Loan Percentages,
     --- ----
Tranche B Term Loan Percentages, Tranche C Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be applied pro rata
                                                                        --- ----
according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders (except as otherwise provided in paragraph (d) below). The amount of each principal payment of the Term Loans made pursuant to

Section 2.10 or 2.11 shall be applied to reduce each of the then remaining installments of the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans, as the case may be, pro rata based upon the then remaining principal
                                --- ----
amounts thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

          (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the
--- ----
Revolving Credit Loans then held by the Revolving Credit Lenders.

          (d) Notwithstanding anything to the contrary in Section 2.10, 2.11 or any other paragraph of this Section 2.17, with respect to the amount of any optional or mandatory prepayment described in Section 2.10 or 2.11 that is allocated to Tranche B Term Loans or Tranche C Term Loans (such amounts, the "Tranche B Prepayment Amount" and the "Tranche C Prepayment Amount",
----------------------------           ---------------------------
respectively), at any time when Tranche A Term Loans remain outstanding, the Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans and Tranche C Term Loans, respectively, as provided in Section 2.10 (in the case of optional prepayments) or Section 2.11 (in the case of mandatory prepayments), on the date specified in Section 2.10 or 2.11, as the case may be, for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender and Tranche C Term Loan Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as
                 ------------------------
practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Loan Lender and Tranche C Term Loan Lender a Prepayment Option Notice, which shall be in the form of Exhibit H, and shall include an offer by the Borrower to prepay on the date (each a "Prepayment
                                                                      ----------
Date") that is 10 Business Days after the date of the Prepayment Option Notice,
----
the relevant Term Loans of such Lender by an amount equal to the portion of the Tranche B Prepayment Amount or the Tranche C Prepayment Amount, as the case may be, indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans or Tranche C Term Loans, as the case may be. Each Tranche B Term Loan Lender and Tranche C Term Loan Lender shall notify the Administrative Agent and the Borrower in writing, by no later than 10:00 a.m., New York City time, on the second Business Day preceding the Prepayment Date, whether or not it accepts the Borrower's prepayment offer. Failure by such Lender to so notify the Administrative Agent by such time shall be deemed to be notice that such Lender accepts the Borrower's prepayment offer. On the Prepayment Date, (i) the Borrower shall pay to the Administrative Agent the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which Tranche B Term Loan Lenders and Tranche C Term Loan Lenders have accepted prepayment as described above (such Lenders, the "Accepting Lenders"), and such amount shall be applied to reduce the Tranche B
------------------
Prepayment Amounts and Tranche C Prepayment Amounts, as applicable, with respect to each Accepting Lender and (ii) the Borrower shall pay to the Administrative Agent an amount equal to the remaining portion of the Tranche B Prepayment Amount and the Tranche C Prepayment Amount not accepted by the Tranche B Term Loan Lenders and the Tranche C Term Loan Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans.

          (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in
Section 10.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.
If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.17(f) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

          2.18  Requirements of Law.  (a)  If the adoption of or any change in
                -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

                (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, in each case by an amount which such Lender deems to be material, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.18, it shall promptly notify the Borrower (with a copy to the Administrative Agent), in reasonable detail, of the event by reason of which it has become so entitled; provided that the Borrower shall not be
--------
required to compensate a Lender pursuant to this paragraph for any amounts incurred more than one year prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided
                                                                        --------
further that, if the circumstances giving rise to such claim have a retroactive
-------
effect, then such one-year period shall be extended to include the period of such retroactive effect.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, together with an explanation in reasonable detail of the basis on which such request is being made, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to
                    --------
compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if
                                                       -------- -------
the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

          (c) If any Lender shall become subject to any Eurocurrency Reserve Requirement with respect to its Loans or Reimbursement Obligations owing to it hereunder or with respect to any deposit or other funds acquired by it to fund such Loans or Reimbursement Obligations as reasonably determined by it and shall give notice to the Administrative Agent and the Borrower of becoming so subject, the Borrower shall thereafter pay to such Lender through the Administrative Agent on each Interest Payment Date with respect to any such Loan or Reimbursement Obligation, an additional amount equal to the difference between the Eurodollar Rate on such Loan or Reimbursement Obligation and the Eurodollar Base Rate thereon for the period for which interest is then payable (or, if less, the portion of the period following the date of such notice). Such Lender shall give prompt notice to the Administrative Agent and the Borrower of its ceasing to be subject to any Eurocurrency Reserve Requirement.

          (d) A certificate as to any additional amounts payable pursuant to this Section 2.18 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.19  Taxes.  (a)  All payments made by the Borrower under this
                -----
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to
  ------------------
the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the
                                                     --------  -------
Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof to the extent such Lender's compliance with the requirements of
Section 2.19(b) at the time such Lender becomes a party to this Agreement fails to establish a complete exemption from such withholding. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall
                                                    ---------------
deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.19(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.19(b) that such Non-U.S. Lender is not legally able to deliver.

          2.20  Indemnity.  The Borrower agrees to indemnify each Lender and to
                ---------
hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of

Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such
        ----
Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this
Section 2.20 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.21  Change of Lending Office.  Each Lender agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such
                                                   --------
designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.21 shall
                  --------  -------
affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

          2.22  Replacement of Lenders under Certain Circumstances.  The
                --------------------------------------------------
Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any
             --------
Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19,
(iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender under this Agreement or any other Loan Documents on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein),
(viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                         SECTION 3.  LETTERS OF CREDIT

          3.1   L/C Commitment.  (a)  Subject to the terms and conditions
                --------------
hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during
  -----------------
the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no
                               --------
obligation to issue any Letter of

Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of
(x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, provided
                                                                        --------
that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). The letters of credit set forth on
Schedule 3.1 shall be deemed to be issued under this Agreement and shall constitute Letters of Credit for all purposes hereunder.

          (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2  Procedure for Issuance of Letter of Credit.  The Borrower may
               ------------------------------------------
from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof). In the event of a conflict between the provisions of the Application and the terms of this Agreement, the terms of this Agreement shall govern.

          3.3  Commissions, Fees and Other Charges. (a) The Borrower will pay
               -----------------------------------
a commission on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee in an amount agreed upon between the Issuing Lender and the Borrower, which shall in no event be greater than 1/4 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

          (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          3.4  L/C Participations.  (a)  The Issuing Lender irrevocably agrees
               ------------------
to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro
                                                                         ---
rata share of such payment in accordance with Section 3.4(a), the Issuing Lender
----
receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof;
                                                   --- ----
provided, however, that in the event that any such payment received by the
--------  -------
Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          3.5  Reimbursement Obligation of the Borrower.  The Borrower agrees to
               ----------------------------------------
reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in Section 2.14(c). Unless reimbursed pursuant to this Section 3.5, each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section
2.5 of ABR Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

          3.6  Obligations Absolute.  The Borrower's obligations under this
               --------------------
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York and the Uniform Customs, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          3.7  Letter of Credit Payments.  If any draft shall be presented for
               -------------------------
payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

          3.8  Applications.  To the extent that any provision of any
               ------------
Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                  SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

          4.1  Financial Condition. (a) The unaudited pro forma consolidated
               -------------------                    --- -----
balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1997 (including the notes thereto) (the "Pro Forma Balance Sheet"), a copy of
                                         -----------------------
which has heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Recapitalization, (ii) the Loans to be made and the Senior Subordinated Notes to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet complies with Regulation S-X of the Securities Act of 1933, as amended, based on the best information available to the Borrower as of the date of delivery thereof and consistent in all material respects with the sources and uses of funds for the Recapitalization as previously disclosed to the Lenders and the forecasts and projections previously provided to the Lenders, and presents fairly on a pro forma basis the
                                                             --- -----
estimated financial position of Borrower and its consolidated Subsidiaries as at June 30, 1997, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of (i) Old GranCare as at December 31, 1996, December 31, 1995 and December 31, 1994 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP and (ii) LCA as at September 30, 1996, September 30, 1995 and September 30, 1994 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, in each case present fairly the consolidated financial condition of Old GranCare or LCA, as the case may be, as at such dates, and the consolidated results of their operations and their consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of GranCare as at June 30, 1997, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of GranCare as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). The unaudited consolidated balance sheet of LCA as at June 30, 1997, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of LCA as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements of GranCare or LCA, as the case may be, referred to in this paragraph
(b). Except as disclosed in Schedule 4.1, during the period from September 30, 1996 to and including the Closing Date there has been no Disposition by LCA of any material part of its business or Property and during the period from December 31, 1996 to and including the Closing Date there has been no Disposition by Old GranCare prior to February 13, 1997, or by GranCare from and after February 13, 1997, of any material part of its business or Property.

          4.2  No Change.  (a) From September 30, 1996 to and including the date
               ---------
hereof there has been no development or event which has had or could reasonably be expected to have a material adverse effect on the business, assets, property, condition (financial or otherwise) or prospects of LCA and its Subsidiaries taken as a whole; (b) from December 31, 1996 to and including the date hereof there has been no development or event which has had or could reasonably be expected to have a material adverse effect on the business, assets, property, condition (financial or otherwise) or prospects of Grancare and its Subsidiaries taken as a whole (other than the spin-off by Old GranCare of its interests in TeamCare to Vitalink Pharmacy Services, Inc.); (c) since the date hereof, there has been no development or event which has had or could reasonably be expected to have a material adverse effect on the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; and (d) since the date hereof, there has been no development or event which has had or could reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          4.3  Corporate Existence; Compliance with Law.  Each of the Borrower
               ----------------------------------------
and its Subsidiaries (a) is duly organized, validly existing (except to the extent the failure to so exist results from a transaction permitted by Section 7.4) and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the businesses in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except where failure to so be qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4  Corporate Power; Authorization; Enforceable Obligations.  Each
               -------------------------------------------------------
Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. Each consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person required in connection with the Recapitalization and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, has been obtained or made and is in full force and effect, except for the filings referred to in Section 4.19, which shall be made promptly after the Closing Date and except as set forth on Schedule 4.4. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5  No Legal Bar.  The execution, delivery and performance of this
               ------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or, except with respect to those leases referred to on
Schedule 4.4, any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          4.6  No Material Litigation.  Except as described on Schedule 4.6, no
               ----------------------
litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          4.7  No Default.  Neither the Borrower nor any of its Subsidiaries is
               ----------
in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8   Ownership of Property; Liens.  Each of the Borrower and its
                ----------------------------
Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3.

          4.9   Intellectual Property.  Except as described on Schedule 4.9: (a)
                ---------------------
the Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted; (b) to the best knowledge of the Borrower, no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim; and
(c) to the best knowledge of the Borrower, the use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

          4.10  Taxes.  Each of the Borrower and each of its Subsidiaries has
                -----
filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any such taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such material tax, fee or other charge.

          4.11  Federal Regulations.  No part of the proceeds of any Loans will
                -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

          4.12  Labor Matters.  There are no strikes or other labor disputes
                -------------
against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

          4.13  ERISA.  Neither a Reportable Event nor an "accumulated funding
                -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan (other than the American Medical Services Employees' Pension Plan (the "American Plan")) has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single

Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. Neither the Borrower nor any Commonly Controlled Entity has incurred any liability which remains outstanding to the PBGC by reason of the termination of the American Plan.

          4.14  Investment Company Act; Other Regulations. No Loan Party is an
                -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness of the type incurred or to be incurred under this Agreement or any other Loan Document.

          4.15  Subsidiaries. The Subsidiaries listed on Schedule 4.15(a)
                ------------
constitute all the Subsidiaries of the Borrower at the Closing Date.

          4.16  Use of Proceeds. The proceeds of the Term Loans shall be used
                ---------------
to finance a portion of the Recapitalization and to pay related fees and expenses. The proceeds of the Revolving Credit Loans, the Swing Line Loans and the Letters of Credit shall be used for permitted acquisitions, working capital needs and general corporate purposes; provided, however, that up to $25,000,000
                                      --------  -------
of the Revolving Credit Loans and Swing Line Loans may be used to finance a portion of the Recapitalization and to pay related fees and expenses.

          4.17  Environmental Matters. Except as described on Schedule 4.17 and
                ---------------------
such other matters as, individually or in the aggregate, could not reasonably be expected to result in the payment of a Material Environmental Amount:

          (a) To the knowledge of the Borrower and its Subsidiaries, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Specified Facilities") do not contain, and have
                               --------------------
     not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

          (b) All operations of the Borrower and its Subsidiaries at the Specified Facilities are in compliance and have in the last five years been in compliance with all applicable Environmental Laws, and (ii) to the knowledge of the Borrower and its Subsidiaries, there is no contamination at, under or about the Specified Facilities or violation of any Environmental Law with respect to the Specified Facilities or the business operated by the Borrower or any of its Subsidiaries (the "Business") which
                                                               --------
     could interfere with the continued operation of the Specified Facilities or impair the fair saleable value thereof.

          (c) Neither the Borrower nor any of its Subsidiaries has received or knows of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the

     Specified Facilities or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) To the knowledge of the Borrower or any of its Subsidiaries, materials of Environmental Concern have not been transported or disposed of in violation of, or in a manner or to a location which could give rise to liability of the Borrower or any of its Subsidiaries under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any location in violation of, or in a manner that could reasonably be anticipated to give rise to liability of the Borrower or any of its Subsidiaries under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements applicable to the Borrower or any of its Subsidiaries outstanding under any Environmental Law.

          (f) To the knowledge of the Borrower and its Subsidiaries, there has been no release or threat of release of Materials of Environmental Concern at or from the Specified Facilities, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Specified Facilities or otherwise in connection with the Business, in violation of or that could reasonably be expected to give rise to liability under Environmental Laws.

          4.18  Accuracy of Information, etc. No statement or information
                ----------------------------
contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the Closing Date), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials
                --- -----
referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Closing Date, the representations and warranties contained in the Recapitalization Agreement are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.19  Security Documents. (a) The Guarantee and Collateral Agreement
                ------------------
is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on or security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock (together with undated stock powers relating thereto) are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement as to which a security interest may be perfected by the filing of financing statements under the Uniform Commercial Code, when financing statements describing such Collateral in appropriate form are filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person, except as permitted in
Section 7.3.

          (b) Each of the Mortgages is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, except as permitted in Section 7.3.

          4.20  Solvency.  Each Loan Party is, and after giving effect to the
                --------
Recapitalization and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

          4.21  Senior Indebtedness.  The Obligations constitute "Senior
                -------------------
Indebtedness" of the Borrower under and as defined in the Senior Subordinated
Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

          4.22  Health Care Permits.  Except as disclosed on Schedule 4.22:
                -------------------

          (a) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) each of the Borrower and its Subsidiaries now has (after giving effect to the Recapitalization), and has no reason to believe it will not be able to maintain in effect, all Health Care Permits necessary for the lawful conduct of its business or operations wherever now conducted and as planned to be conducted, including, without limitation, the ownership and operation of its Health Care Facilities pursuant to all Requirements of Law, (ii) all such Health Care Permits are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, (iii) the Borrower and each of its Subsidiaries is substantially complying with the requirements of each such Health Care Permit, and no event has occurred, and no condition exists, which, with the giving of notice, the passage of time, or both, would constitute a violation thereof, (iv) neither the Borrower nor any of its Subsidiaries, has received any written notice of any violation of any Requirement of Law, (v) to the knowledge of the Borrower, no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time, or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Health Care Permit, (vi) there is no claim filed with any Governmental Authority of which the Borrower or any of its Subsidiaries has been notified in writing challenging the validity of any such Health Care Permit and (vii) the continuation, validity and effectiveness of all such Health Care Permits will not be adversely affected by the Recapitalization or the execution and performance of any of the Loan Documents.

          (b) All Health Care Facilities owned, leased, managed or operated by the Borrower or any of its Subsidiaries are entitled to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent that the Borrower or any of its Subsidiaries has decided to participate in any such program, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto. There are no proceedings pending or, to the knowledge of the Borrower, any proceedings threatened or investigations pending or threatened, by any Governmental Authority with respect to the Borrower's or any of its Subsidiaries' participation in the Medicare, Medicaid or related reimbursement programs and which could reasonably be expected to have a Material Adverse Effect.


                       SECTION 5.  CONDITIONS PRECEDENT

          5.1  Conditions to Initial Extension of Credit.  The agreement of each
               -----------------------------------------
Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a)  Loan Documents.  The Administrative Agent shall have received (i)
               --------------
     this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, (iii) each of the Mortgages, executed and delivered by a duly authorized officer of each party thereto, and (iv) for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

          (b)  Recapitalization, etc.  (i)  The following transactions shall
               ---------------------
     have been consummated, or shall be consummated substantially contemporaneously with the initial extension of credit hereunder, in each case in accordance with the Recapitalization Agreement:

               (A) Apollo Merger Sub shall have received at least $240,000,000 from the proceeds of equity issued by Apollo Merger Sub to the Permitted Investors; (B) Apollo Merger Sub shall have merged with and into LCA; (C) Grancare and LCA Merger Sub shall have merged, with the surviving entity of such merger remaining a Wholly Owned Subsidiary of LCA, and any transactions related to any of the foregoing, all pursuant to the Recapitalization Agreement (collectively, the "Recapitalization") and no provision of the Recapitalization Agreement
           ----------------
          shall have been waived, amended, supplemented or otherwise modified in any manner reasonably deemed by the Administrative Agent to be material and adverse to the Lenders; and (D) the Borrower shall have received at least $450,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes.

               (ii) The Borrower shall not be in breach or violation of any of its obligations under the Recapitalization Agreement or the other documents executed in connection therewith (including, without limitation, the Senior Subordinated Note Indenture) and the execution and delivery by the Borrower of the Recapitalization Agreement shall not violate any Requirement of Law or Contractual Obligation to which the Borrower or any of its Subsidiaries or Affiliates is subject.

          (c)  Pro Forma Balance Sheet; Financial Statements.  The Lenders shall
               ---------------------------------------------
     have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of Old GranCare and LCA for the 1996, 1995 and 1994 fiscal years and (iii) unaudited interim consolidated financial statements of GranCare and LCA for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of GranCare or LCA, as the case may be, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (d)  Approvals.  All material governmental and third party approvals
               ---------
     and filings (including, without limitation, approvals or filings required in connection with Health Care Permits and landlords', real estate investment trusts' and other consents) necessary in connection with the Recapitalization, the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained or made, as applicable, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Recapitalization or the financing contemplated hereby (or in the case of Health Care Permits which cannot be obtained prior to consummation of the Recapitalization, the Administrative Agent shall have received evidence that satisfactory arrangements have been made to apply for and obtain such Health Care Permits as promptly as practicable after the Closing Date). No litigation or order of any court of competent jurisdiction shall be pending which seeks the enjoinment of or which has had the effect of enjoining the Recapitalization shall be pending or shall be in full force and effect.
     The Lenders shall be reasonably satisfied with the resolution or settlement of any such litigation or court order.

          (e)  Lien Searches.  The Administrative Agent shall have received the
               -------------
     results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by Section 7.3 or liens to be discharged on or prior to the Closing Date.

          (f)  Expenses.  The Administrative Agent shall have received
               --------
     reasonably satisfactory evidence that the fees and expenses to be incurred in connection with the Recapitalization and the financing thereof shall not exceed $122,000,000.

          (g)  Closing Certificate.  The Administrative Agent shall have
               -------------------
     received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (h)  Legal Opinions.  The Administrative Agent shall have received the
               --------------
     following executed legal opinions:

                    (i) the legal opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F;

                    (ii) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Recapitalization Agreement, accompanied by a reliance letter in favor of the Lenders; and

                    (iii) the legal opinion of local counsel in each jurisdiction where the Borrower or any Subsidiary Guarantor keeps a material amount of its Property.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (i)  Pledged Stock; Stock Powers.  The Administrative Agent shall have
               ---------------------------
     received the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (j)  Filings, Registrations and Recordings.  Each document (including,
               -------------------------------------
     without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

          (k)  Mortgages, etc.  The Administrative Agent shall have received a
               --------------
     Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

          (l)  Solvency Opinion.  The Administrative Agent shall have received a
               ----------------
     solvency opinion from Valuation Research Corp.

          (m)  Insurance.  The Administrative Agent shall have received
               ---------
     insurance certificates satisfying the requirements of Section 5 of the Guarantee and Collateral Agreement.

          (n)  Fees.  The Administrative Agent and the Lenders shall have
               ----
     received the fees to be received on the Closing Date previously agreed to in writing between them and all expenses for which invoices have been presented on or before the Closing Date.

          5.2  Conditions to Each Extension of Credit.  The agreement of each
               --------------------------------------
Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                       SECTION 6.  AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

          6.1  Financial Statements.  Furnish to the Administrative Agent (with
               --------------------
sufficient copies for each Lender):

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form (for fiscal years 1998 and thereafter) the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2  Certificates; Other Information.  Furnish to each of the Lenders:
               -------------------------------

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other material agreements, and satisfied every material condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of Section 7.1 of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan

     Party keeps inventory (excluding immaterial pharmaceutical inventory located in a county where neither the Borrower nor any of its Subsidiaries maintains a distribution center) or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

          (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a summary of assumptions and a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) promptly following the circulation thereof for execution, but prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture, the Senior Subordinated Notes or the Recapitalization Agreement;

          (e) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request (through the Administrative Agent).

          6.3  Payment of Obligations. Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

          6.4  Conduct of Business and Maintenance of Existence, etc. (a) (i)
               ------------------------------------------------------
Continue to engage in the business of owning, operating, managing and/or financing Health Care Facilities and providing other services or amenities customarily provided by, or other activities customarily undertaken by, Persons owning, operating, managing and/or financing Health Care Facilities, (ii) preserve, renew and keep in full force and effect its corporate existence (except as otherwise permitted by Section 7.4) and (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (iii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5  Maintenance of Property; Insurance. (a)  Keep all Property
               ----------------------------------
useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against by companies engaged in the same or a similar business in the same geographic areas.

          6.6  Health Care Permits and Approvals. Take all action reasonably
               ---------------------------------
necessary to (a) maintain in full force and effect all Health Care Permits reasonably necessary for the lawful conduct of its business or operations where now conducted and as planned to be conducted, including the ownership and operation of its Health Care Facilities, pursuant to all Requirements of Law and
(b) to ensure that all Health Care Facilities owned, leased, managed or operated by the Borrower or any of its Subsidiaries are entitled to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent the Borrower or any of its Subsidiaries has decided to participate in any such program, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto, except, in each case, where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

          6.7  Inspection of Property; Books and Records; Discussions. (a)
               ------------------------------------------------------
Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; provided, that the Administrative Agent shall use reasonable efforts to
--------
coordinate any such visits prior to the occurrence and during the continuance of an Event of Default.

          6.8  Notices. Promptly give notice to the Administrative Agent and
               -------
each Lender of:

          (a)  the occurrence of any Default or Event of Default, provided, that
                                                                  --------
     in the case of Defaults or Events of Default referred to in Section 8(d), the Borrower has knowledge thereof;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $10,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any

     Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

          (e) the following events, as soon as possible and in any event within five Business Days (i) after obtaining knowledge thereof, the occurrence of any event that would (with the giving of notice, the passage of time, or both) be a violation of any Health Care Permit necessary for the lawful conduct of the business or operations of the Borrower or any of its Subsidiaries (other than those Health Care Permits the violation of which could not reasonably be expected to have a Material Adverse Effect), including, without limitation, the ownership and operation of its Health Care Facilities, (ii) after receipt thereof, any notice of any violation of any Requirements of Law which would (with the giving of notice, the passage of time, or both) cause any of the Health Care Permits referred to in clause (i) to be modified, rescinded or revoked and which the Borrower does not reasonably expect to be able to cure within a reasonable period of time, (iii) after receipt thereof, any notice, summons, citation or other proceeding seeking to adversely modify in any material respect, revoke, or suspend any Medicare provider agreement, Medicaid provider agreement, Medicare certification or Medicaid certification applicable to any of the Health Care Facilities of the Borrower or any of its Subsidiaries in any manner which could reasonably be expected to have a Material Adverse Effect, or (iv) after obtaining knowledge thereof, any revocation or involuntary termination of any Medicare provider agreement, Medicaid provider agreement, Medicare certification or Medicaid certification applicable to any of the Health Care Facilities of the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

          (f) as soon as possible and in any event within 10 days of obtaining knowledge thereof, the default, notice of default, event of default or breach by the Borrower or any of its Subsidiaries under any Material Lease;

          (g) any development or event which has had or could reasonably be expected to have a Material Adverse Effect; and

          (h) as soon as possible and in any event within 10 days of obtaining knowledge thereof, any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in the payment by Borrower and its Subsidiaries, in the aggregate, of a Material Environmental Amount.

Each notice pursuant to this Section 6.8 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

          6.9  Environmental Laws. (a) Comply in all material respects with,
               ------------------
and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, unless such requirement, order or directive is being timely challenged in appropriate proceedings and the pendency of such proceedings could not reasonably be expected to result in payment of a Material Environmental Amount.

          (c) With respect to any development, event, or condition that is (or should have been) the subject of a notice provided pursuant to subsection 6.8(h) of this Agreement, provide such information to the Administrative Agent as may be necessary to give the Administrative Agent reasonable assurance that such development, event, or condition could not reasonably be expected to result in a Material Adverse Effect.

          6.10  Additional Collateral, etc. (a) With respect to any Property
                --------------------------
acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (w) owned or leased real property, (x) any Property described in paragraph (b), (c) or (d) below, (y) any Property subject to a Lien expressly permitted by Section 7.3(g), (k) or (l), and (z) Property located at a particular site having a value of less than $400,000) as to which the Collateral Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly
(i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems reasonably necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected security interest in such Property that is prior to all other security interests except as permitted by Section 7.3, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

          (b) With respect to any fee interest in any real estate having a value (together with improvements thereof) of at least $2,000,000 acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any such real estate subject to a Lien expressly permitted by Section 7.3(g), (k) or
(l)), promptly (i) execute and deliver a first priority mortgage, deed to secure debt or deed of trust, as the case may be, in favor of the Collateral Agent, for the benefit of the Lenders, covering such real estate, in form and substance reasonably satisfactory to the Administrative Agent and (ii) provide the Administrative Agent with evidence of title to such real estate.

          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by the Borrower or any of its Subsidiaries (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary or any existing inactive Subsidiary which becomes active), promptly (i) execute and deliver to the Administrative Agent such amendments or joinders to the Guarantee and Collateral Agreement as the Administrative Agent deems reasonably necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries (subject to any Liens permitted by Section 7.3), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be and
(iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions reasonably necessary or advisable to grant to the Collateral Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary (subject to any Liens permitted by Section 7.3), including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments or joinders to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged) and (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be.

          6.11  Permitted Acquisitions. (a) Deliver to the Lenders, not less
                ----------------------
than 10 Business Days prior to the closing of any proposed Acquisition involving a Purchase Price greater than or equal to $10,000,000 (which Purchase Price shall be increased to $25,000,000 if the Consolidated Leverage Ratio as of the last day of the most recently completed fiscal quarter is less than 4.5 to 1.0), each of the following: (i) a description of the property, assets and/or equity interest being purchased, in reasonable detail; (ii) a term sheet or other description setting forth the essential terms and the basic structure of the proposed Acquisition (including, Purchase Price and method and structure of payment; in this regard, if the Purchase Price includes a note or other right to payment the Borrower shall detail the economic terms thereof and state in writing the balance sheet amount that will be required to be recorded in connection with such consideration; if the proposed Acquisition is approved, the amount of such consideration for purposes of the restrictions set forth in
Section 7.8(h) shall be such balance sheet amount); (iii) projected statements of income for the entity that is being acquired (or the assets, if an asset Acquisition) for at least a two-year period following such Acquisition (including a summary of assumptions or pro forma adjustments for such projections); (iv) to the extent made available to Borrower, historical financial statements for the entity that is being acquired (or the assets, if an asset Acquisition) (including balance sheets and statements of income, retained earnings and cash flows for at least a two-year period prior to such Acquisition); and (v) confirmation, supported by detailed calculations, that the Borrower and its Subsidiaries (A) would have been in compliance with all the covenants in Section 7.1 for the fiscal quarter ending immediately prior to the consummation of such Permitted Acquisition, with such compliance determined on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of the Reference Period ending on the last day of such fiscal quarter, and (B) will have been in compliance with all the covenants of Section 7.1 for the Reference Period beginning on the first day of the fiscal quarter during which the consummation of such Permitted Acquisition occurs, with such compliance determined on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of such Reference Period. With respect to any proposed Acquisition involving a Purchase Price of $25,000,000 or more, the Borrower agrees that in reviewing such compliance and the historical financial statements of the Person or Persons being acquired, the Administrative Agent may require a review, at the cost of the Borrower, by an independent certified public accountant.

          (b) Deliver to the Lenders, not later than 45 days after the end of each fiscal quarter of the Borrower, the information required pursuant to clause
(i) of paragraph (a) above for each Permitted Acquisition which was closed during such fiscal quarter and involves a Purchase Price of at least $3,000,000.


                        SECTION 7.  NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the

Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1  Financial Condition Covenants.
               -----------------------------

          (a)  Consolidated Leverage Ratio. Permit the Consolidated Leverage
               ---------------------------
Ratio as at the last day of any Reference Period ending during any period set forth below to exceed the ratio set forth below opposite such period:

                                                             Consolidated
                 Period                                     Leverage Ratio
                 ------                                     --------------
December 31, 1997 through September 30, 1998                6.75 to 1.00
December 31, 1998 through June 30, 1999                     6.50 to 1.00
September 30, 1999 through June 30, 2000                    6.00 to 1.00
September 30, 2000 through June 30, 2001                    5.50 to 1.00
September 30, 2001 through June 30, 2002                    5.00 to 1.00
September 30, 2002 through June 30, 2003                    4.75 to 1.00
September 30, 2003 (or, if earlier, the Consolidated
Leverage Ratio Stepdown Date) and thereafter                4.50 to 1.00

          (b)  Consolidated Interest Coverage Ratio.  Permit the Consolidated
               ------------------------------------
Interest Coverage Ratio for any Reference Period ending during any period set forth below to be less than the ratio set forth below opposite such period:

                                                          Consolidated Interest
                   Period                                 Coverage Ratio
                   ------                                 ---------------------
December 31, 1997 through September 30, 1998                  1.60 to 1.00
December 31, 1998 through September 30, 1999                  1.75 to 1.00
December 31, 1999 through September 30, 2000                  2.00 to 1.00
December 31, 2000 through September 30, 2001                  2.25 to 1.00
December 31, 2001 through September 30, 2002                  2.50 to 1.00
December 31, 2002 and thereafter                              2.75 to 1.00

; provided, that for the purposes of determining the ratio described above for
  --------
the fiscal quarters of the Borrower ending December 31, 1997, March 31, 1998 and June 30, 1998, Consolidated Interest Expense for the relevant Reference Period shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after September 30, 1997) multiplied by 4, 2 and 4/3,
                                             -------------
respectively.

          (c)  Consolidated Fixed Charge Coverage Ratio.  Permit the
               ----------------------------------------
Consolidated Fixed Charge Coverage Ratio for any Reference Period ending during any period set forth below to be less than the ratio set forth below opposite such period:

                                                       Consolidated Fixed
                    Period                             Charge Coverage Ratio
                    ------                             ---------------------
December 31, 1997 through September 30, 1998                1.10 to 1.00
December 31, 1998 through September 30, 1999                1.15 to 1.00

December 31, 1999 through September 30, 2001                1.20 to 1.00
December 31, 2001 and thereafter                            1.25 to 1.00

; provided, that for the purposes of determining the ratio described above for
  --------
the fiscal quarters of the Borrower ending December 31, 1997, March 31, 1998 and June 30, 1998, Consolidated Interest Expense and Capital Expenditures (Maintenance) for the relevant Reference Period shall be deemed to equal Consolidated Interest Expense or Capital Expenditures (Maintenance), as the case may be, for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after September 30,
1997) multiplied by 4, 2 and 4/3, respectively.
      -------------

          (d)  Maintenance of Consolidated Net Worth.  Permit Consolidated Net
               -------------------------------------
Worth at the last day of any fiscal quarter of the Borrower ending after December 31, 1997 to be less than the sum of (x) all items which were included on the consolidated balance sheet under shareholders' equity at December 31, 1997 less $50,000,000, (y) 50% of Consolidated Net Income (if positive) for the period from January 1, 1998 to such date and (z) without duplication, 100% of the Net Cash Proceeds of any issuance of Capital Stock by, or capital contributions made to, the Borrower or any of its Subsidiaries after the Closing Date.

          7.2  Limitation on Indebtedness.  Create, incur, assume or suffer to
               --------------------------
exist (in each case, to "Incur") any Indebtedness, except:
                         -----

          (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor and, if incurred in the ordinary course of business, any other Wholly Owned Subsidiary, to the Borrower or any other Subsidiary;

          (c) Indebtedness referred to in Section 7.3(g), Capital Lease Obligations and Attributable Debt in an aggregate principal amount for all Indebtedness referred to in this paragraph (c) not to exceed $50,000,000 at any one time outstanding, provided, that in no event shall the aggregate
                               --------
     principal amount of Attributable Debt exceed $10,000,000 at any one time outstanding;

          (d)  Indebtedness outstanding on the Closing Date and listed on
     Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof, except to the extent (i) interest, premium and other amounts owing in respect of the Indebtedness being refinanced, refunded, renewed or extended and (ii) customary transaction costs incurred in connection with such refinancings, refundings, renewals or extensions, in each case, are capitalized in connection therewith);

          (e) (i) guarantees made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary; (ii) guarantees made by the Borrower of any Assumed Debt of any Wholly Owned Subsidiary Guarantor; (iii) guarantees by any New PHCMI Subsidiary of PHCMI's obligations to Omega in connection with granting Omega a Lien on any Substitute Omega Property; and (iv) guarantees made by the Borrower, GranCare, AMS Properties, Inc. and GCI Health Care Centers, Inc. under the HRPT Transaction Documents as described on Schedule 7.4(e);

          (f) Indebtedness of the Borrower in respect of the Senior Subordinated Notes; provided, that the aggregate gross proceeds thereof do
                         --------
     not exceed $500,000,000;

          (g) additional Indebtedness of the Borrower in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding;

          (h) Assumed Debt Incurred pursuant to an Acquisition consummated in accordance with Section 7.8(h);

          (i) additional Indebtedness of any of the Borrower's Subsidiaries in an aggregate principal amount (for all Subsidiaries) not to exceed $25,000,000 at any one time outstanding;

          (j) Indebtedness in respect of Interest Rate Protection Agreements with any Lender or any affiliate of any Lender for hedging and not for speculative purposes; and

          (k)  obligations to acquire Capital Stock pursuant to Section 7.6(b).

          7.3  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f) Liens in existence on the Closing Date listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such
                                                        --------
     Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased (it being understood that if such Indebtedness is refinanced, refunded, renewed or extended in accordance with Section 7.2(d), Liens with respect to the relevant Property may continue to apply to such Indebtedness as so refinanced, refunded, renewed or extended);

          (g) Liens securing Indebtedness of the Borrower or any other Subsidiary Incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created
                                 --------
     substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h)  Liens created pursuant to the Security Documents;

          (i) Liens resulting from judgments not constituting an Event of Default so long as no remedies in respect of such Liens have been exercised;

          (j) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

          (k) Liens securing Assumed Debt so long as such Liens (i) were not incurred in contemplation of the Acquisition consummated in conjunction with the assumption of such Assumed Debt and (ii) such Liens do not encumber any Property other than the Property acquired pursuant to such Acquisition;

          (l) Liens securing Indebtedness Incurred pursuant to Section 7.2(i) so long as (i) such Indebtedness was Incurred to finance the acquisition of Property, (ii) recourse for repayment of such Indebtedness is limited to the Property so acquired and (iii) such Liens do not encumber any Property other than the Property so acquired;

          (m) the creation of Liens by PHCMI and any New PHCMI Subsidiary in favor of Omega with respect to any Substitute Omega Property;

          (n) the creation of Liens by the Borrower, GranCare, AMS Properties, Inc. and GCI Health Care Centers, Inc. in favor of HRPT in connection with the transactions described in Schedule 7.4(e) hereto;

          (o) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $5,000,000 at any one time; and

          (p) Permitted Exceptions (as such term is defined in the Mortgages) in effect on the Closing Date.

          7.4  Limitation on Fundamental Changes.  Enter into any merger,
               ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its Property or business, or make any material change in its present method of conducting business, except:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or
                           --------
     surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the
                --------
     continuing or surviving corporation);

          (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor;

          (c) any Subsidiary of the Borrower may Dispose of one or more Substitute Omega Properties to PHCMI or any of the New PHCMI Subsidiaries in connection with providing substitute collateral to Omega in exchange for the surrender by Omega of the Omega Letter of Credit;

          (d) any acquisition expressly permitted by Section 7.8 may be structured as a merger with or into the Borrower (provided that the
                                                       --------
     Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned
                                            --------
     Subsidiary Guarantor shall be the continuing or surviving corporation); and

          (e) the Dispositions described in Schedule 7.4(e) hereto and the transactions permitted pursuant to Section 7.5(e) and 7.5(f).

          7.5  Limitation on Sale of Assets.  Dispose of any of its Property or
               ----------------------------
business (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property in the ordinary course of business;

          (b)  the sale of inventory in the ordinary course of business;

          (c)  Dispositions permitted by Section 7.4(b), 7.4(c) or 7.4(e);

          (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

          (e) the exchange by the Borrower or any of its Subsidiaries of any of its Health Care Facilities for any Health Care Facility of any third Person other than any exchange described in Schedule 7.4(e) hereto (any such exchange, an "Asset Swap"); provided, that (i) the aggregate amount of
                   ----------    --------
     Asset Swaps that may be consummated during the term of this Agreement shall not exceed $50,000,000, valued at the fair market value thereof, (ii) prior to consummating any Asset Swap the Borrower shall have provided evidence reasonably satisfactory to the Administrative Agent demonstrating pro forma compliance by the Borrower with Section 7.1 both before and after giving effect to such Asset Swap, (iii) the fair market value of the property being received by the Borrower or any of its Subsidiaries in connection with any such Asset Swap shall be substantially equivalent to the fair market value of the property being exchanged by the Borrower or any of its Subsidiaries, (iv) prior to consummating any Asset Swap the Borrower shall have provided evidence reasonably satisfactory to the Administrative Agent demonstrating that the net effect of any such Asset Swap on Consolidated EBITDA on a pro forma basis would be substantially equivalent to or greater than the Consolidated EBITDA for such Reference Period and (v) the Borrower or the relevant Subsidiary shall take all steps requested by the Administrative Agent to provide the Administrative Agent on behalf of the Lenders with a fully perfected Lien on or security interest in the property being received by the Borrower or any of its Subsidiaries in connection with any such Asset Swap to the same extent as the Lien or security interest which the Administrative Agent had in the property being exchanged by the Borrower or any of its Subsidiaries; and

          (f) the sale of other assets having a fair market value not to exceed $50,000,000 in the aggregate for any fiscal year of the Borrower; provided,
                                                                       --------
     that no such individual sale or series of sales in an aggregate amount in excess of $10,000,000 may be consummated unless the Borrower provides a certificate to the Administrative Agent demonstrating pro forma compliance with Section 7.1 both before and after consummating such sale or sales; and provided further, that regardless of the aggregate amount of such
     ----------------
     individual sale or series of sales, the Borrower shall be in pro forma compliance with Section 7.1 both before and after any such sale or series of sales.

          7.6  Limitation on Dividends.  Declare or pay any dividend (other than
               -----------------------
dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:

          (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor; and

          (b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may purchase its common stock or common stock options (i) from present or former officers or employees of the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employee or (ii) to the extent deemed necessary by the Borrower in connection with employee compensation programs, provided, that
                                                                 --------
     after giving effect to any payment under this paragraph (b), the aggregate amount of all payments made pursuant to this paragraph (b) during the term of this Agreement, when added to the Employee Loan Outstanding Amount then in effect, shall not exceed $10,000,000.

          7.7  Limitation on Capital Expenditures.  Make or commit to make (by
               ----------------------------------
way of the acquisition of securities of a Person or otherwise) any Capital Expenditures (Discretionary), except (a) Capital Expenditures (Discretionary) of the Borrower and its Subsidiaries in any fiscal year which, when combined with the aggregate amount of Permitted Acquisitions made pursuant to Section 7.8(h) during such fiscal year (excluding the aggregate amount of the Purchase Prices thereof which is made in the form of the consideration referred to in clause (b) of the definition of Purchase Price), shall not exceed $125,000,000; provided
                                                                     --------
that (i) no Default or Event of Default has occurred and is continuing (unless a binding commitment to make such Capital Expenditures was entered into prior to the occurrence of such Default or Event of Default), or would occur after giving effect to any such Capital Expenditures (Discretionary); (ii) any amount permitted herein for Capital Expenditures (Discretionary) during any fiscal year and not so expended in the fiscal year for which it is permitted may be carried over for expenditure only in the next following fiscal year; (iii) Capital Expenditures (Discretionary) made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts carried over from the
                           -----
prior fiscal year pursuant to subclause (ii) above and, second, in respect of
                                                        ------
amounts permitted for the then-current fiscal year as provided above and (iv) if the Consolidated Leverage Ratio as of the last day of the most recently completed fiscal quarter is less than 4.5 to 1.0 then the amount referred to above shall be increased to $200,000,000 (and if availability under this clause
(iv) is utilized the Consolidated Leverage Ratio Stepdown Date shall occur) and
(b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

          7.8  Limitation on Investments, Loans and Advances.  On or after the
               ---------------------------------------------
Closing Date, make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any Acquisition from, or make any other investment in, any Person, except:

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c)  Guarantee Obligations permitted by Section 7.2;

          (d)  loans and advances ("Employee Loans") to employees of the
                                    --------------
     Borrower or its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses), so long as, after giving effect to the making of any Employee Loan, the aggregate amount of Employee Loans made since the Closing Date (determined net of amounts actually repaid in cash in respect thereof) (the "Employee
                                                                      --------
     Loan Outstanding Amount"), when added to the aggregate amount of Restricted
     -----------------------
     Payments made since the Closing Date pursuant to Section 7.6(b), shall not exceed $10,000,000;

          (e)  the Recapitalization;

          (f) investments made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

          (g) capital contributions or other similar investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to any such investment, is a Wholly Owned Subsidiary Guarantor or, if made in the ordinary course of business, any other Wholly Owned Subsidiary;

          (h) any Acquisition of any Person or business, either through the purchase of the assets (including the goodwill) of such Person or business or the purchase of 100% of the Capital Stock of such Person, if each of the following conditions is satisfied: (i) the requirements of Section 6.11 have been satisfied with respect to such Acquisition and the Borrower shall be in pro forma compliance with Section 7.1 both before and after giving effect to such Acquisition; (ii) no Default or Event of Default has occurred and is continuing, or would occur after giving effect to such Acquisition; (iii) the aggregate Purchase Prices (not including clause (b) of the definition thereof) of all such Acquisitions in any fiscal year of the Borrower, when combined with the aggregate amount of Capital Expenditures (Discretionary) made during such fiscal year, shall not exceed $125,000,000; (iv) the Purchase Price (or any portion thereof) which is paid in the form of the consideration referred to in clause (b) of the definition of Purchase Price for all such Acquisitions in any fiscal year of the Borrower shall not exceed $200,000,000; and (v) any such Acquisition shall have been approved by the Board of Directors or such comparable governing body of the Person or business being acquired; provided, that if
                                                              --------
     the Consolidated Leverage Ratio as of the last day of the most recently completed fiscal quarter for which the relevant financial information is available both before and after giving pro forma effect for such Acquisition as if such Acquisition were consummated on the first day of the Reference Period ending on the last day of the most recently completed fiscal quarter is less than 4.5 to 1.0, then the amount referred to in clause (iii) shall be increased to $200,000,000 (and if availability under this proviso is utilized the Consolidated Leverage Ratio Stepdown Date shall occur); and provided, further, that if the Consolidated Leverage
                       -----------------
     Ratio as of the last day of the most recently completed fiscal quarter for which the relevant financial information is available after giving pro forma effect for such Acquisition as if such Acquisition were consummated on the first day of the Reference Period ending on the last day of the most recently completed fiscal quarter is less than 4.5 to 1.0, then the amount referred to in clause (iv) shall be increased to $300,000,000 (all such Acquisitions, the "Permitted Acquisitions");
                        ----------------------

          (i) investments by the Borrower or any of its Subsidiaries in patient trust accounts;

          (j) investments representing non-cash consideration in the form of senior notes of the purchasing party pledged by the Borrower or the relevant Subsidiary in favor of the Collateral Agent for the benefit of the Lenders received by the Borrower or any of its Subsidiaries in connection with any Asset Sale; provided that the aggregate amount of any such
                          --------
     investments shall not exceed $50,000,000 during the term of this Agreement; and

          (k)   in addition to investments otherwise expressly permitted by this
     Section 7.8, investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $20,000,000 in the aggregate during the term of this Agreement.

          7.9   Limitation on Optional Payments and Modifications of Debt
                ---------------------------------------------------------
Instruments, etc.  (a)  Make or offer to make any payment, prepayment,
-----------------
repurchase or redemption of or otherwise defease or segregate funds with respect to the Senior Subordinated Notes (other than scheduled interest payments required to be made in cash), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Indenture or the Senior Subordinated Notes (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon or (ii) is not adverse to the interests of the Lenders in any respect) or (c) designate any Indebtedness as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated Note Indenture.

          7.10  Limitation on Transactions with Affiliates.  Enter into any
                ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          7.11  Limitation on Sales and Leasebacks.  Enter into any arrangement
                ----------------------------------
with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary (any such transaction, a "Sale/Leaseback Transaction"), except (a) to the extent expressly permitted by
   --------------------------
Section 7.2(c), (b) Sale/Leaseback Transactions identified on Schedule 7.2(d) and (c) the Sale/Leaseback Transaction described on Schedule 7.4(e).

          7.12  Health Care Permits and Approvals.  Engage in any activity that
                ---------------------------------
(a) constitutes or, with the giving of notice, the passage of time, or both, would result in a material violation of, any Health Care Permit necessary for the lawful conduct of its business or operations or (b) constitutes or, with the giving of notice, the passage of time, or both, would result in the loss by any Health Care Facility owned, leased, managed or operated by the Borrower or any of its Subsidiaries of the right to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent that such Loan Party has decided to participate in any such program, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto, in each case, except where the loss of such Health Care Permit or rights to participate in or receive payments under such programs could not reasonably be expected to have a Material Adverse Effect.

          7.13  Limitation on Changes in Fiscal Periods.  Permit the fiscal year
                ---------------------------------------
of the Borrower to end on a day other than September 30 or change the Borrower's method of determining fiscal quarters.

          7.14  Limitation on Negative Pledge Clauses.  Except as set forth on
                -------------------------------------
Schedule 7.14, enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

          7.15  Limitation on Restrictions on Subsidiary Distributions.  Except
                ------------------------------------------------------
as set forth on Schedule 7.15, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

          7.16  Limitation on Lines of Business.  Enter into any business,
                -------------------------------
either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date or which are reasonably related thereto.

          7.17  Limitation on Amendments to Recapitalization Documents, etc.
                -----------------------------------------------------------
Amend, supplement or otherwise modify the terms and conditions of the Recapitalization Agreement or any other document delivered by the parties thereto (other than the Borrower) or any of their Affiliates in connection therewith except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.


                         SECTION 8.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower and GranCare only), Section 6.8(a) or Section 7; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than any Mortgage), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

          (e) the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition
                                    --------
     described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

          (f) (i) the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
     (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (k) Any breach, default or event of default shall occur, or any other event shall occur or condition exist, under any Material Lease of the Borrower or any of its Subsidiaries if the effect thereof is to terminate, or permit the counterparty to such Material Lease to terminate, such Material Lease or any Material Lease of the Borrower or any of its Subsidiaries shall be terminated by the lessor thereof (other than as a result of the expiration of the term of such Material Lease); or

          (l) (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors, shall at any time designate or obtain the right to designate a percentage (the "Third Party Board Percentage") equal to 25% or more of the members of the Board of Directors of the Borrower unless at such time the percentage of the members
                               ------
     of the Board of Directors of the Borrower designated by the Permitted Investors is greater than the Third Party Board Percentage; (ii) any "person" or "group" (as such terms are defined above), excluding the Permitted Investors, shall at any time become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d) 3 and 13(d) 5 under the Exchange Act), directly or indirectly, of a percentage (the "Third Party Stock Percentage") equal to 33-1/3% or more of the Voting Stock of the Borrower unless at such time
                                                            ------
     the percentage of outstanding Voting Stock of the Borrower beneficially owned by the Permitted Investors (determined on a fully diluted basis) is equal to or greater than the Third Party Stock Percentage, provided, that
                                                                --------
     for the purposes of this clause (ii), Voting Stock that a Permitted Investor has the power to vote in its sole discretion pursuant to contract or proxy shall be deemed to be beneficially owned by such Permitted Investor and not by any other "person" or "group"; or (iii) a Specified Change of Control shall occur; or

          (m) The Senior Subordinated Notes shall cease, for any reason, to be validly subordinated to the Obligations, as provided in the Senior Subordinated Note Indenture, or any Loan Party or any Affiliate of any Loan Party or any trustee in respect of the Senior Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).


                     SECTION 9.  THE ADMINISTRATIVE AGENT

          9.1  Appointment.  Each Lender hereby irrevocably designates and
               -----------
appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this

Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          9.2  Delegation of Duties.  The Administrative Agent may execute any
               --------------------
of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3  Exculpatory Provisions.  Neither the Administrative Agent nor any
               ----------------------
of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4  Reliance by Administrative Agent.  The Administrative Agent shall
               --------------------------------
be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5  Notice of Default.  The Administrative Agent shall not be deemed
               -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such
--------
directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6  Non-Reliance on Administrative Agent and Other Lenders.  Each
               ------------------------------------------------------
Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7  Indemnification.  The Lenders agree to indemnify the
               ---------------
Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Revolving Credit Percentages, Tranche A Term Loan Percentages, Tranche B Term Loan Percentages and Tranche C Term Loan Percentages in effect on the date on which indemnification is sought under this
Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided
                                                                       --------
that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder. The Administrative Agent shall have the right to deduct any amount owed to it by any Lender under this Section from any payment made by it to such Lender hereunder.

          9.8   Administrative Agent in Its Individual Capacity.  The
                -----------------------------------------------
Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          9.9   Successor Administrative Agent.  The Administrative Agent may
                ------------------------------
resign as Administrative Agent upon 15 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be approved by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 15 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          9.10  Authorization to Release Liens.  The Administrative Agent is
                ------------------------------
hereby irrevocably authorized by each of the Lenders to (a) release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition or an Asset Swap which is permitted by this Agreement or which has been consented to in accordance with Section 10.1, (b) release any Lien covering a Pledged Note (as defined in the Guarantee and Collateral Agreement) if all amounts owing in respect of such Pledged Note have been paid in full, (c) release a Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement, if all of its Capital Stock has been the subject of a Disposition or an Asset Swap which is permitted by this Agreement or which has been consented to in accordance with Section 10.1 or if such Subsidiary Guarantor has been merged out of existence in accordance with Section
7.4 and (d) release Liens relating to one or more Specified Facilities in connection with allowing such Specified Facilities to become Substitute Omega Properties.

                          SECTION 10.  MISCELLANEOUS

          10.1  Amendments and Waivers.  Other than as contemplated by Section
                ----------------------
9.10, neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided,
                                                                   --------
however, that no such waiver and no such amendment, supplement or modification
------
shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the consent of each Lender directly affected thereby (it being understood that a waiver of the application of Section 2.14(c), the last parenthetical contained in the definition of "Applicable Margin" or the second or third sentences of the paragraph set forth beneath the Pricing Grid shall not be deemed to be changes of the type covered by this clause (i)); (ii) amend, modify or waive any provision of this Section 10.1 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors or GranCare from their or its obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders;
(iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, in connection with any waiver of an existing Default or Event of Default) without the written consent of the Majority Revolving Credit Facility Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders without the written consent of all Lenders under each affected Facility; (v) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (vi) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swing Line Lender; (vii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; or (viii) amend, modify or waive any provision of Section 2.17 providing for the application of any optional or mandatory prepayments which would reduce the amount or delay the application of any payment to be applied to any Facility without the written consent of the Majority Facility Lenders in respect of such Facility. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.2  Notices.  Unless otherwise expressly provided herein, all
                -------
notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     The Borrower:                         Paragon Health Network, Inc.
                                           One Ravinia Drive, 15th Floor
                                           Atlanta, Georgia  30346
                                           Attention:  Treasurer
                                           Telecopy:  (770) 393-8599

          with a copy to:          Paragon Health Network, Inc.
                                           One Ravinia Drive, 15th Floor
                                           Atlanta, Georgia  30346
                                           Attention:  Chief Financial Officer
                                           Telecopy:  (770) 393-8599

     The Administrative Agent:             The Chase Manhattan Bank
                                           270 Park Avenue
                                           48th Floor
                                           New York, New York  10017
                                           Attention:  Dawn Lee Lum
                                           Telecopy:  (212) 270-3279

               with a copy to:     The Chase Manhattan Bank
                                           Agent Bank Services Group
                                           One Chase Manhattan Plaza
                                           8th Floor
                                           New York, New York  10081
                                           Attention:  Joseph Brusco
                                           Telecopy:  (212) 552-7500

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders shall not be effective until received.

          10.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          10.5  Payment of Expenses and Taxes.  The Borrower agrees (a) to pay
                -----------------------------
or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent (provided that the Borrower shall not be required to reimburse the Administrative

Agent for expenses associated with any general inspection of the Borrower and its Subsidiaries conducted by the Administrative Agent pursuant to Section 6.7 (other than one such general inspection per fiscal year of the Borrower) unless any such inspection is conducted at any time when a Default or Event of Default has occurred and is continuing), (b) to pay or reimburse each Lender and the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, trustees, investment advisors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall
                                              --------
have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6  Successors and Assigns; Participations and Assignments.  (a)
                ------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests
                                         -----------
in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this

Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such
           --------
Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.19, such Participant shall have
        --------
complied with the requirements of said Section and provided, further, that no
                                                   --------  -------
Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c)  Any Lender (an "Assignor") may, in accordance with applicable
                               --------
law, at any time and from time to time assign to any Lender, any affiliate or any Related Fund thereof or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an

"Assignee") all or any part of its rights and obligations under this Agreement
---------
pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an
                                          --------
Assignee (other than any Lender, any affiliate or any Related Fund thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this
Section 10.6, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the Assignor, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 8(f) shall have occurred and be continuing.

          (d) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of
                 --------
the Lenders and the Commitments of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

          (f) (i) Upon request of any Lender, the Loans made by such Lender shall be evidenced by a Note issued by the Borrower, substantially in the form of Exhibit G-1, G-2, G-3, G-4 or G-5, as the case may be, payable to the order of such Lender (or, in the case of any Alternative Note, payable to such Lender or its registered assigns). Each Lender is hereby authorized to record, on the schedule annexed to and constituting a part of the relevant Note, information regarding the relevant Loans made by such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded,
           ----- -----
provided that the failure to make any such recordation or any error in such
--------
recordation shall not affect the Borrower's obligations hereunder or under any Note. On or prior to the effective date of an Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the relevant Notes, new Notes to the order of the Assignee and, if applicable, the Assignor. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

          (ii) Any Non-U.S. Lender that could become completely exempt from withholding of any tax, assessment or other charge or levy imposed by or on behalf of the United States or any taxing authority thereof ("U.S. Taxes") in
                                                              ----------
respect of payment of any Obligations due to such Non-U.S. Lender under this Agreement if the Obligations were in registered form for U.S. federal income tax purposes may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, to exchange any promissory note(s) evidencing such Obligations for promissory note(s) substantially in the form of Exhibit G-4 or G-5, as the case may be (each, an "Alternative Note"). Alternative Notes may
                                   ----------------
not be exchanged for promissory notes that are not Alternative Notes. Each Non-U.S. Lender that holds Alternative Note(s) (an "Alternative Noteholder") (or, if
                                                ----------------------
such Alternative Noteholder is not the beneficial owner thereof, such beneficial owner) shall deliver to the Borrower prior to or at the time such Non-U.S. Lender becomes an Alternative Noteholder each of the forms and certifications required by Section 2.19(b). An Alternative Note and the Obligation(s) evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Alternative Note and the Obligation(s) evidenced thereby on the Register (and each Alternative Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation(s) and the Alternative Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Alternative Note(s) evidencing such Obligation(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Alternative Noteholder thereof, and thereupon one or more new Alternative Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s). No assignment of an Alternative Note and the Obligations evidenced thereby shall be effective unless it has been recorded in the Register.

          (g) Notwithstanding the limitations set forth in paragraph (b) above, (i) any Lender may at any time assign or pledge all or any portion of its rights under this Agreement or any Note to a Federal Reserve Bank and (ii) any Lender which is a "fund" may at any time assign or pledge all or any portion of its rights under this Agreement to secure such Lender's indebtedness, in each case without the prior written consent of any Borrower or the Administrative Agent; provided that each such assignment shall be made in accordance with
       --------
applicable law and no such assignment shall release a Lender from any of its obligations hereunder.

          10.7  Adjustments; Set-off.  (a)  Except to the extent that this
                --------------------
Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time
                                       -----------------
receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits
--------  -------
is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect
                --------
the validity of such setoff and application.

          10.8  Counterparts.  This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9  Severability.  Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration.  This Agreement and the other Loan Documents
                -----------
represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                -------------
OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD FOR THE CONFLICT OF LAWS PRINCIPLES THEREOF).

          10.12  Submission To Jurisdiction; Waivers.  The Borrower hereby
                 -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

          10.13  Acknowledgements.  The Borrower hereby acknowledges that:
                 ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          10.14  WAIVERS OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT
                 ---------------------
AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.15  Confidentiality.  Each of the Administrative Agent and each
                 ---------------
Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the
                 --------

Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee
                                          ---------
which agrees to comply with the provisions of this Section 10.15, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(f) if requested or required to do so in connection with any litigation or similar proceeding, provided, however, that in the case of any such request or
                    --------  -------
requirement, the Administrative Agent or Lender (as applicable) so requested or required to make such disclosure shall as soon as practicable notify the Borrower thereof and provide the Borrower with copies of all pleadings, orders or other documents evidencing or purportedly substantiating such request or requirement which it has received, (g) which has been publicly disclosed other than in breach of this Section 10.15, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    PARAGON HEALTH NETWORK, INC.


                                    By: /s/ Charles B. Carden
                                        -------------------------------------
                                       Name:   Charles B. Carden
                                       Title:  Executive Vice President,
                                               Chief Financial Officer


                                    THE CHASE MANHATTAN BANK, as Administrative
                                    Agent and as a Lender


                                    By: /s/ Bruce S. Borden
                                        -------------------------------------
                                       Name:   Bruce S. Borden
                                       Title:  Vice President

                                                                         Annex A
                                                                         -------

           PRICING GRID FOR REVOLVING CREDIT LOANS, SWING LINE LOANS
                   TRANCHE A TERM LOANS AND COMMITMENT FEES


=================================================================================================================================
  Consolidated Leverage Ratio                                              Applicable Margin     Applicable Margin     Commitment
                                                                           for ABR Loans         for Eurodollar Loans  Fee Rate
---------------------------------------------------------------------------------------------------------------------------------
  greater than and equal to 5.25 to 1.0                                           1.25%                   2.25%         .50%
---------------------------------------------------------------------------------------------------------------------------------
  less than 5.25 to 1.0 and greater than and equal to 4.75 to 1.0                 1.00%                   2.00%         .50%
---------------------------------------------------------------------------------------------------------------------------------
  less than 4.75 to 1.0 and greater than and equal to 4.25 to 1.0                  .75%                   1.75%        .375%
---------------------------------------------------------------------------------------------------------------------------------
  less than 4.25 to 1.0 and greater than and equal to 3.75 to 1.0                  .50%                   1.50%        .375%
---------------------------------------------------------------------------------------------------------------------------------
  less than 3.75 to 1.0 and greater than and equal to 3.25 to 1.0                  .25%                   1.25%         .30%
---------------------------------------------------------------------------------------------------------------------------------
  less than 3.25 to 1.0 and greater than and equal to 2.75 to 1.0                    0%                   1.00%         .30%
---------------------------------------------------------------------------------------------------------------------------------
  less than 2.75 to 1.0                                                              0%                    .75%         .25%
=================================================================================================================================


Changes in the Applicable Margin with respect to Revolving Credit Loans, Tranche A Term Loans or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment
                                                                     ----------
Date") on which financial statements are delivered to the Lenders pursuant to
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Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes hereunder be deemed to be greater than or equal to 5.25 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes hereunder be deemed to be greater than or equal to 5.25 to 1.0. Each determination of the Consolidated Leverage Ratio hereunder shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.